UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLU MOBILE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GLU MOBILE INC.

875 Howard Street, Suite 100

San Francisco, California 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Glu Mobile Inc., a Delaware corporation (“Glu,” “we,” “our” and similar terms), will be held on Thursday, June 6, 2019, at 10:00 a.m. Pacific Time, at 875 Howard Street, Suite 100, San Francisco, California (the “Annual Meeting”). At the Annual Meeting, our stockholders will be asked to consider and vote upon:

1. The election of three Class III directors to Glu’s Board of Directors (the “Board”), each to serve until Glu’s annual meeting of stockholders to be held in 2022 and until his or her successor is elected and qualified, or until his or her death, resignation or removal.

2. Approval of the amendment and restatement of our 2007 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 4,600,000 shares and make certain other changes as described in more detail in the proxy statement.

3. An advisory vote to approve the compensation paid to Glu’s named executive officers.

4. The ratification of the appointment of PricewaterhouseCoopers LLP as Glu’s independent registered public accounting firm for the year ending December 31, 2019.

5. The transaction of such other business as may properly come before the Annual Meeting or before any adjournment(s) or postponement(s) thereof.

Proposals 1 through 4 are more fully described in the attached proxy statement. We have not received notice of other matters that may be properly brought before the Annual Meeting.

Only stockholders who owned our common stock at the close of business on April 10, 2019 may vote at the Annual Meeting, or at any adjournment or postponement of the meeting.

This year, we are again using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting via the Internet. The Notice also provides information on how stockholders can obtain paper copies of our proxy materials if they so choose.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet. We believe it is convenient for our stockholders, while significantly lowering the cost of our Annual Meeting and conserving natural resources.

By Order of the Board,
Scott J. Leichtner Vice President, General Counsel and Corporate Secretary
San Francisco, California April 26, 2019

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS:

Glu’s combined Proxy Statement for the 2019 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2018 are available online at www.proxyvote.com. You will need your control number found on your Notice of Internet Availability to access these materials.

GLU MOBILE INC.

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING, MEETING MATERIALS, VOTING AND PROXIES	1
PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS	4
CORPORATE GOVERNANCE	9
Board Responsibilities and Leadership Structure	9
Insider Trading, Hedging, Pledging and Short-Selling Policies	9
Role of the Board in Risk Oversight	10
Director Independence	10
Attendance at Board, Committee and Annual Stockholders Meetings	10
Board Committees and Charters	11
Audit Committee	11
Compensation Committee	11
Nominating and Governance Committee	12
Strategy Committee	12
Compensation Committee Interlocks and Insider Participation	12
Risk Analysis of Performance-Based Compensation Plans	12
Corporate Social Responsibility	12
DIRECTOR COMPENSATION	13
Overview	13
Director Summary Compensation Table	14
Stock Ownership Guidelines	15
STOCKHOLDER MATTERS	15
Stockholder Communications with Directors	15
Stockholder Recommendations of Director Candidates	15
Stockholder Proposals for the 2020 Annual Meeting of Stockholders	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
Section 16(a) Beneficial Ownership Reporting Compliance	18
COMPENSATION DISCUSSION AND ANALYSIS	19
COMPENSATION COMMITTEE REPORT	36
EXECUTIVE COMPENSATION	37
Summary Compensation Table	37
Grants of Plan-Based Awards in 2018	39
Outstanding Equity Awards at the End of 2018	41
Option Exercises and Stock Vested in 2018	43
Pension Benefits and Nonqualified Deferred Compensation	44
Potential Payments upon Termination or Change in Control	44
Chief Executive Officer Pay Ratio Disclosure	48
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	49
PROPOSAL NO. 2 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2007 EQUITY INCENTIVE PLAN	51
EQUITY COMPENSATION PLAN INFORMATION	62
PROPOSAL NO. 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	64
PROPOSAL NO. 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, PRICEWATERHOUSECOOPERS LLP, FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019	65
AUDIT COMMITTEE REPORT	66
TRANSACTION OF OTHER BUSINESS	67
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	67
APPENDIX A – Amended & Restated 2007 Equity Incentive Plan 	A-1

The information contained in the Compensation Committee Report and the Audit Committee Report of this proxy statement shall not be deemed to be “soliciting material,” to be “filed” with the Securities and Exchange Commission (“SEC”), or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

GLU MOBILE INC.

875 Howard Street, Suite 100

San Francisco, California 94103

PROXY STATEMENT FOR THE

2019 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING, MEETING MATERIALS, VOTING AND PROXIES

Date, Time and Place of Meeting

The Board of Directors (the “Board”) of Glu Mobile Inc., a Delaware corporation (“Glu,” “we,” “our” and similar terms), is asking for your proxy for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements of the meeting. We are holding the meeting on Thursday, June 6, 2019, at 10:00 a.m. Pacific Time, at our principal executive offices at 875 Howard Street, Suite 100, San Francisco, California. We first released this proxy statement to our stockholders on or about April 26, 2019.

Internet Availability of Proxy Materials

We are pleased to again furnish proxy materials to our stockholders on the Internet, rather than mailing printed copies to each stockholder. If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability provides instructions for accessing and reviewing the proxy materials and casting your vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. We encourage stockholders to take advantage of the electronic availability of the proxy materials to help reduce the expense and environmental impact of the Annual Meeting. We anticipate that the Notice of Internet Availability will be mailed to stockholders on or about April 26, 2019.

Record Date; Outstanding Shares; Quorum

Only holders of record of our common stock at the close of business on April 10, 2019 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 145,180,574 shares of our common stock outstanding and entitled to vote, held of record by approximately 47 stockholders and held beneficially by thousands of additional stockholders.

Pursuant to our Amended and Restated Bylaws (our “Bylaws”), a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. We must have a quorum to transact business. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date. For ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at our principal executive offices at 875 Howard Street, Suite 100, San Francisco, California 94103.

Voting Via the Internet, by Telephone or By Mail

Holders of shares of our common stock whose shares are registered in their own name with our transfer agent, American Stock Transfer and Trust Company, are record holders. As an alternative to voting in person at the Annual Meeting, record holders may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

For those record holders who receive a paper proxy card, instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. Stockholders who elect to vote by mail should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and their shares will be voted at the Annual Meeting in the manner they direct. All properly executed, returned and unrevoked proxies will be voted in accordance with the instructions indicated on the proxy card.

For those stockholders who receive a Notice of Internet Availability, the notice provides information on how to access the proxy and contains instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice. Stockholders who have elected to receive the 2019 Proxy Statement and Annual Report to Stockholders for the year ending December 31, 2018 electronically will receive an email on or about April 26, 2019 with information on how to access stockholder information and instructions for voting.

Signed but unmarked proxies will be voted FOR each director nominee listed on the proxy card, FOR the approval of the amendment and restatement of our 2007 Equity Incentive Plan, FOR the compensation of our Named Executive Officers (defined in “Compensation Discussion and Analysis” below), and FOR the ratification of our independent registered public accounting firm for the year ending December 31, 2019. The Board does not know of, and does not intend to bring, any business before the Annual Meeting other than that referred to in this proxy statement and specified in the Notice of Annual Meeting. As to any other business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes), signing and returning the proxy card will confer discretionary authority on the proxies (Nick Earl and Eric R. Ludwig, who have been designated by the Board) to vote all shares covered by the proxy card in their discretion.

Revoking a Proxy

Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (1) filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, our Corporate Secretary at 875 Howard Street, Suite 100, San Francisco, California 94103 or (2) attending the Annual Meeting and voting in person (although attending the Annual Meeting will not, by itself, revoke a proxy).

Votes Required

Director elections (Proposal No. 1) will be determined by a plurality of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Approval of each of the proposals to approve the amendment and restatement of our 2007 Equity Incentive Plan (Proposal No. 2), the advisory vote on the compensation of our Named Executive Officers (Proposal No. 3) and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal No. 4) requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and voted for or against the matter.

Effect of Abstentions

If a signed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to have been voted for or against such matter. As such, an abstention will have no effect on any of the proposals.

Effect of “Broker Non-Votes”

Brokers, banks or other agents holding shares in street name have discretionary authority to vote shares held for a beneficial owner on “routine” matters, such as the ratification of our independent registered public accounting firm, without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, brokers, banks or other agents holding shares in street name do not have discretionary authority to vote shares held for a beneficial owner on certain “non-routine” matters, such as Proposals No. 1 through No. 3.

If a signed proxy is returned by a broker, bank or other agent holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on a proposal (“broker non-votes”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum on all proposals, but will not be entitled to vote on and thus will have no effect on the outcome of any proposal.

Solicitation of Proxies and Expenses

We will bear the cost of soliciting proxies from our stockholders. Our directors, officers and employees, without additional compensation, may solicit proxies by mail, telephone, letter, facsimile, electronically or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, we will reimburse such record holders for their reasonable expenses incurred for forwarding such materials.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by our Inspector of Elections and published in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate materials to stockholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of the proxy materials sent to stockholders until such time as one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

How to Obtain a Separate Set of Voting Materials

Stockholders who received a householded mailing this year, and would like to have additional copies of the proxy materials mailed to them, may submit their request to Investor Relations, Glu Mobile Inc., 875 Howard Street, Suite 100, San Francisco, California 94103 or by email to IR@glu.com. Stockholders may also contact us at the address or email above if they received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. Stockholders who would like to opt out of householding for future mailings may send a written request to Investor Relations at the above physical address or email address.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2018, including the financial statements, list of exhibits and any exhibit specifically requested, is available without charge upon written request to: Corporate Secretary, Glu Mobile Inc., 875 Howard Street, Suite 100, San Francisco, California 94103.

PROPOSAL NO. 1 –
ELECTION OF CLASS III DIRECTORS

Our Board currently consists of ten directors. Our Restated Certificate of Incorporation and Bylaws provide for a classified Board, divided into three classes. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a term to expire at the third succeeding annual meeting. The individuals so elected will serve until their successors are elected and qualified.

This year, the terms of our three Class III directors, Niccolo de Masi, Greg Brandeau and Gabrielle Toledano, will expire at the Annual Meeting.

The Board has nominated Niccolo de Masi, Greg Brandeau and Gabrielle Toledano to serve as Class III directors, each for a three-year term that is expected to expire at our annual meeting in 2022 or until his or her earlier resignation or removal (the “Board’s Nominees”). Our Nominating and Governance Committee reviewed the qualifications of the Board’s Nominees and unanimously recommended to the Board that they be submitted to stockholders for election. You can find the principal occupation and other information about the Board’s Nominees, as well as other Board members, below.

Four of our continuing directors are Class I directors, whose terms will expire at our 2020 annual meeting, and three of our continuing directors are Class II directors, whose terms will expire at our 2021 annual meeting. On March 4, 2019, the Board increased its size from nine to ten directors and appointed Darla Anderson to the Board as a Class I director.

The election of our Class III directors will be determined by the three nominees receiving the greatest number of votes from shares eligible to vote on the matter. Unless a stockholder signing a proxy withholds authority to vote for one or more of the Board’s Nominees in the manner described on the proxy card, each proxy received will be voted for the election of each of the Board’s Nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee or nominees who shall be designated by the present Board to fill the vacancy. We are not aware that any of the Board’s Nominees will be unable or will decline to serve as a director.

There are no family relationships between any of our directors, nominees or executive officers.

On April 29, 2015, Glu agreed to issue in a private placement offering to a wholly-owned subsidiary of Tencent Holdings Limited (“Tencent”) an aggregate of 21,000,000 shares of Glu’s common stock at a purchase price of $6.00 per share, for aggregate proceeds of $126 million (the “Offering”). In connection with the Offering, Glu and Tencent became parties to a voting and standstill agreement (the “Voting Agreement”), pursuant to which Glu agreed to cause a representative of Tencent to be elected and appointed as a new member of the Board as a Class I director, and to subsequently nominate for future director elections a designee of Tencent on the Board. Benjamin Feder has served as the Tencent representative on the Board since January 26, 2017.

Tencent will continue to have a right to appoint one member to the Board so long as (1) Tencent and its controlled affiliates, continue to hold a net long ownership position of at least 5% of Glu’s outstanding shares and (2) Tencent or Tencent’s designee to the Board does not materially breach any material obligation to Glu under the Voting Agreement and a separate confidentiality agreement between the parties related to confidentiality and use limitations for information Mr. Feder (or a subsequent Tencent designee to the Board) obtains by virtue of serving on the Board, which breach is not cured within 30 days following Tencent’s receipt of written notice of such breach. Tencent, through its controlled affiliates, held 19.42% of Glu’s outstanding shares as of April 10, 2019. Other than the appointment of Mr. Feder by Tencent, there are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

The Board recommends that stockholders vote “FOR” the election of
Niccolo de Masi, Greg Brandeau and Gabrielle Toledano as Class III Directors.

Information Regarding Our Nominees and Directors

Nominees for Class III Directors (whose terms expire at the Annual Meeting)

Niccolo de Masi (Age 38)
President (Products & Solutions) and Chief Innovation Officer, Resideo Technologies, Inc.
Executive Chairman, Glu Mobile Inc.

Mr. de Masi has served as our Executive Chairman since November 2016, President and Chief Executive Officer from January 2010 to November 2016, as one of our directors since January 2010, as interim Chairman of our board of directors from July 2014 to December 2014 and as the Chairman of our board of directors since December 2014. Since February 2019, Mr. de Masi has served as the President of the Products and Solutions segment and Chief Innovation Officer of Resideo Technologies, Inc., a provider of residential comfort and security solutions. Previously, Mr. de Masi served as the President of Essential, a mobile phone hardware company, from November 2016 to October 2018. Prior to joining Glu, Mr. de Masi was the Chief Executive Officer and President of Hands-On Mobile, a mobile technology company and developer and publisher of mobile entertainment, from October 2009 to December 2009, and previously served as the President of Hands-On Mobile from March 2008 to October 2009. Prior to joining Hands-On Mobile, Mr. de Masi was the Chief Executive Officer of Monstermob Group PLC, a mobile entertainment company, from June 2006 to February 2007. Mr. de Masi joined Monstermob in 2004 and, prior to becoming its Chief Executive Officer, held positions as its Managing Director and as its Chief Operating Officer, where he was responsible for formulating and implementing Monstermob’s growth and product strategy. Prior to joining Monstermob, Mr. de Masi worked in a variety of corporate finance and operational roles within the technology, media and telecommunications (TMT) sector, beginning his career with JP Morgan on both the TMT debt capital markets and mergers and acquisitions teams in London. He has also worked as a physicist with Siemens Solar and within the Strategic Planning and Development divisions of Technicolor. Mr. de Masi has served as a director of Resideo since October 2018 and previously served as a director of Xura, Inc. from November 2015 until its sale in August 2016. Mr. de Masi holds an M.A. degree in physics and an MSci. degree in electronic engineering—both from Cambridge University.

Mr. de Masi’s successful tenure as our President and Chief Executive Officer and current position as Executive Chairman, which gives him unique insights into our challenges, opportunities and operations, and his strong background of senior management and executive experience in the mobile gaming and content sectors led the Board to conclude that he should serve as a director.

Greg Brandeau (Age 57)
Managing Partner, Paradox Strategies

Mr. Brandeau has served as one of our directors since August 2015. Since May 2014, Mr. Brandeau has served as Managing Partner of Paradox Strategies (fka Slices of Genius), a consulting organization founded by Mr. Brandeau. He served as President and Chief Operating Officer of Maker Media, Inc., a global platform for connecting makers with each other, with products and services, and with partner organizations, from September 2013 to April 2014. Prior to Maker Media, Mr. Brandeau served as Chief Technology Officer of The Walt Disney Studios, a motion picture studio, from November 2009 to April 2012. Prior to that, he served as Senior Vice President of Technology for Pixar Animation Studios, a computer animation studio, from February 2004 to November 2009. Mr. Brandeau is an Advisory Board Member for Infrascale, Inc. and the California Institute for Telecommunications and Information Technology, and a member of the Visiting Committee for the Humanities at the Massachusetts Institute of Technology. In addition to his prior technology management roles at Maker Media, The Walt Disney Studios and Pixar, he has served in various technology management roles for Walt Disney Animation Studios, Perlegen Sciences Inc., NeXT Computer, Inc. and Mountain Network Solutions, Inc. He is the co-author of Collective Genius: The Art and Practice of Leading Innovation. Mr. Brandeau holds B.S and M.S degrees in electronic engineering from the Massachusetts Institute of Technology, and an M.B.A. from Duke University.

Mr. Brandeau’s strong background in technology management, particularly through his experiences in senior technology management roles at dynamic and innovative companies like Disney, Pixar, and NeXT Computer, led the Board to conclude that he should serve as a director.

Gabrielle Toledano (Age 52)
Executive in Residence, Comcast Ventures

Ms. Toledano has served as one of our directors since December 2017. Since January 2019, Ms. Toledano has served as an Executive in Residence for Comcast Ventures, a corporate venture capital firm. From May 2017 to October 2018, Ms. Toledano served as the Chief People Officer of Tesla Inc., a manufacturer of electric vehicles and energy storage products. From December 2016 to May 2017, Ms. Toledano served as an Advisor to, and from February 2006 to December 2016 as the Chief Talent Officer and Executive Vice President at, Electronic Arts Inc., an interactive entertainment software company. From February 2017 to March 2017, she served as a consultant to Slack Technologies, Inc., a software company. Prior to joining Electronic Arts, from 2002 to 2006 Ms. Toledano served as Chief Human Resources Officer at Siebel Systems, Inc., a supplier of customer software solutions and services. From 1991 to 2002, Ms. Toledano served in various human resources positions at Microsoft Corporation and Oracle Corporation. Ms. Toledano has served as a director of Namely, Inc. since February 2019 and Visier Inc. since May 2014, and previously served as a director of TalentSky from January 2015 to January 2019, Jhana from November 2016 to July 2017, Jive Software from November 2015 to June 2017, Big City Mountaineers from May 2011 to September 2014, and the Society of Human Resource Management from February 2009 to July 2011. In addition, Ms. Toledano has advised several technology companies in the Human Capital Management space, including Collective Health, a healthcare platform company, Espresa, an employee programs automation platform provider, and Betterworks, an enterprise collaboration platform provider. Ms. Toledano holds a B.A. in modern thought and literature and an M.A. in education from Stanford University.

Ms. Toledano’s strong background in gaming and technology management, including her extensive experience as an executive in the Human Resources field of various public companies, and her broad experience as a director of technology companies led the Board to conclude that she should serve as a director.

Continuing Class I Directors (whose terms expire at the 2020 Annual Meeting of Stockholders)

Darla Anderson (Age 59)
Movie Producer

Ms. Anderson has served as one of our directors since March 2019. In January 2019, Ms. Anderson signed a multi-year development and production deal with Netflix to develop and produce new animated and live-action projects. From 1993 until March 2018, Ms. Anderson held various positions at Pixar Animation Studios, a computer animation film studio, most recently as a Producer. While at Pixar, Ms. Anderson contributed to a number of Pixar’s hit movies, including A Bug’s Life, Monsters, Inc., Cars and Toy Story 3, and she produced Coco for which she earned an Academy Award for Best Animated Feature. Prior to joining Pixar, she served as the Executive Producer of the commercial division of Angel Studios, a video game developer. Since July 2008, Ms. Anderson has served on the Producers Council Board of the Producers Guild of America. Ms. Anderson holds a B.A. in art from San Diego State University.

Ms. Anderson’s proven track record in successfully producing high-caliber entertainment projects, her expertise in developing engaging and unique experiences to delight audiences and her ability to provide guidance to our creative leaders led the Board to conclude that she should serve as a director.

Ben Feder (Age 55)
President, International Partnerships (North America) of Tencent Holdings Limited

Mr. Feder has served as one of our directors since January 2017 and was appointed to our board by Tencent. Since October 2016, Mr. Feder has served as President, International Partnerships (North America) of Tencent, which is a leading Internet and gaming company in China. From 2001 to October 2016, Mr. Feder served in various positions at ZelnickMedia Corporation., a media investment and management firm, including as co-founder, partner and vice chairman. From April 2007 to April 2010, Mr. Feder served as a member of the board of directors of Take Two Interactive Software Inc., or Take Two, a leading developer and publisher of video games, and from April 2007 to December 2010 he also served as Chief Executive Officer of Take Two. Prior to co-founding ZelnickMedia in 2001, Mr. Feder was Chief Executive Officer of MessageClick, Inc., a leading provider of voice messaging technology for next-generation telephone networks, and held a senior position with News Corporation. Mr. Feder received a B.A. in history from Columbia University and an M.B.A. from the Harvard Business School.

Mr. Feder’s deep knowledge of the gaming industry, including his leadership experience at both Tencent and Take Two, led the Board to conclude that he should serve as a director.

Hany M. Nada (Age 50)
Co-Founder and Partner, ACME Capital

Mr. Nada has served as one of our directors since April 2005. Mr. Nada co-founded ACME Capital, a venture capital firm, in January 2019 and serves as one of the firm’s partners. Prior to co-founding ACME Capital, Mr. Nada co-founded GGV Capital (formerly Granite Global Ventures) in 2000 and served as a Managing Director until October 2016 and as a Venture Partner from November 2016 until October 2018. Prior to co-founding GGV Capital, Mr. Nada served as Managing Director and Senior Research Analyst at Piper Jaffray & Co., specializing in Internet software and e-infrastructure. Mr. Nada serves on the boards of directors of several privately held companies, including DraftKings, Inc., Phoenix Labs, and WildTangent, Inc, and was previously on the board of directors of Vocera Communications, Inc., a publicly traded company. In addition, Mr. Nada is an observer on the board of directors of Houzz, Inc. Mr. Nada holds a B.S. in economics and a B.A. in political science from the University of Minnesota.

Mr. Nada’s experience in the venture capital industry, which includes a focus on software, wireless applications, and multimedia, his expertise and insights into high technology companies that he gained during his tenure as Managing Director and Senior Research Analyst at Piper Jaffray & Co., his experience as a director of high technology companies and his relationship with entities owning a significant percentage of our common stock led the Board to conclude that he should serve as a director.

Benjamin T. Smith, IV (Age 51)
Senior Partner, A.T. Kearney

Mr. Smith has served as one of our directors since November 2010, interim co-Lead Director from July 2014 to December 2014 and Lead Director since April 2016. Mr. Smith has been a Senior Partner at the strategic consulting firm, A.T. Kearney, since October 2016 and prior to that served as the Chief Executive Officer of Wanderful Media, a new media shopping company, from April 2012 to June 2016. Prior to joining Wanderful Media, Mr. Smith served as an independent director of and advisor to technology companies, including in his role as a Venture Partner at Accelerator Venture Capital, where he has served since December 2011. Previously, Mr. Smith served as the Chairman and Chief Executive Officer of WYBS, Inc. d/b/a MerchantCircle, a leading social network of small business owners, from when he co-founded the company in August 2004 until the company was sold to Reply.com in May 2011. Mr. Smith served as the Senior Vice President of Corporate Development and a strategic advisor to Borland Software Corporation, a vendor of Open Application Lifecycle Management solutions, from March 2005 to October 2007 and the Chief Executive Officer of, and an advisor to, CodeGear, a division of Borland, from November 2006 to October 2007. Mr. Smith previously co-founded Spoke Software, Inc., a provider of social networking software that connects business professionals, in 2002, and served as its Chief Executive Officer from 2002 to 2004. Mr. Smith also served the Bush Administration as the Senior Advisor for Strategy and Planning to the Secretary of Transportation from 2001 to 2002. Prior to then, Mr. Smith was a Vice President and Partner at A.T. Kearney, and Vice President, Venture Development at Electronic Data Systems Corporation (EDS) after A.T. Kearney was purchased by EDS. In addition, Mr. Smith serves as an advisor or investor in several other private companies and provides advisory services to a number of high-technology companies. He also advised and led the board of directors of Tapulous Inc., a mobile social gaming company, from its founding in 2009 until its sale to The Walt Disney Company in July 2010. Mr. Smith holds a B.S. in mechanical engineering from the University of California at Davis and an M.B.A. from Carnegie Mellon University’s Tepper School of Business.

Mr. Smith’s extensive operating and investment experience in the social networking and gaming industries, which includes having co-founded two social networking companies, and his experience as a director of and strategic consultant to high-technology companies led the Board to conclude that he should serve as a director.

Continuing Class II Directors (whose terms expire at the 2021 Annual Meeting of Stockholders)

Eric R. Ball (Age 55)
General Partner, Impact Venture Capital

Dr. Ball has served as one of our directors since October 2013. Dr. Ball serves as General Partner of Impact Venture Capital, a technology investment firm, a position he has held since August 2016. Before joining Impact Venture Capital, Dr. Ball was Chief Financial Officer of C3, Inc. (doing business as C3 IoT), a full-stack development platform for the “Internet of Things,” from August 2015 to May 2016. Prior to then, Dr. Ball served as Senior Vice President and Treasurer of Oracle Corporation, a global computer technology company, from May 2005 to September 2015. Before joining Oracle, Dr. Ball worked in a variety of headquarters and operating finance roles at Flextronics, Inc., Cisco Systems, Inc., Avery Dennison, and AT&T Inc. Dr. Ball serves as an advisor to Kyriba Corporation and SineWave Ventures, and since March 2017 as a board member to Answers Corporation. Dr. Ball holds an B.A. in economics from the University of Michigan, an M.A in economics/finance and an M.B.A. from the University of Rochester and a Ph.D. in management from the Drucker-Ito School of Management.

Dr. Ball’s more than 20 years of experience in finance and operations with technology companies, particularly those larger than Glu, led the Board to conclude that he should serve as a director. In addition, our Board’s determination in light of his experience as a finance executive and director overseeing or assessing the performance of companies and public accountants, that Dr. Ball is an “audit committee financial expert” lends further support to his financial acumen and qualifications for serving on our Board.

Nick Earl (Age 53)
President and Chief Executive Officer, Glu Mobile Inc.

Mr. Earl has served as our President and Chief Executive Officer since November 2016 and prior to that was our President of Global Studios from November 2015 to November 2016. Before joining us, from November 2014 to September 2015, Mr. Earl served as President of Worldwide Studios at Kabam. From September 2001 to October 2014, Mr. Earl served in several management positions at Electronic Arts, including most recently as Senior Vice President & General Manager of EA Mobile. From 1999 to 2001, Mr. Earl served as VP Product Development at Eidos. From April 1993 to March 1999, Mr. Earl served as an executive producer / GM at The 3DO Company. Mr. Earl holds a B.A. in economics from the University of California at Berkeley.

Mr. Earl’s experience as our President and Chief Executive Officer, which gives him unique insights into our challenges, opportunities and operations, and his strong background of senior management in the mobile gaming sector led the Board to conclude that he should serve as a director.

Ann Mather (Age 59)
Independent Director of and Advisor to Technology and Media Companies

Ms. Mather has served as one of our directors since September 2005. She has also served as a member of the board of directors of: Alphabet Inc. since November 2005 and serves as chair of its audit committee; Netflix, Inc. since July 2010 and serves as chair of its audit committee; MGM Holdings Inc. since December 2010 and serves as lead independent director; Shutterfly, Inc. since May 2013 and serves on its audit committee; Arista Networks, Inc. since July 2013 and serves as chair of its audit committee and Airbnb, Inc. since August 2018. Ms. Mather has also been an independent trustee to the Dodge & Cox Funds board of trustees since May 2011. During the last five years, she also served as a director of MoneyGram International, Inc. from May 2010 to May 2013 and Solazyme, Inc. from April 2011 to November 2014. From 1999 to 2004, Ms. Mather was Executive Vice President and Chief Financial Officer of Pixar, Inc. Prior to her service at Pixar, Ms. Mather was Executive Vice President and Chief Financial Officer of Village Roadshow Pictures, the film production division of Village Roadshow Limited. Ms. Mather holds an M.A. in geography from Cambridge University in England.

Ms. Mather’s experience as the chief financial officer of two companies, including a publicly traded company, her international experience gained through several executive positions in Europe and her experience as a director of high technology companies led the Board to conclude that she should serve as a director.

CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Principles that are designed to assist the Board in observing practices and procedures that serve the best interests of Glu and our stockholders. The Nominating and Governance Committee oversees these Corporate Governance Principles and periodically makes recommendations to the Board regarding any changes. These Corporate Governance Principles address, among other things, our policy on succession planning and senior leadership development, retirement, Board performance evaluations and committee structure.

We maintain a corporate governance page on our company website that includes key information about corporate governance matters, including copies of our Corporate Governance Principles, our Code of Business Conduct and Ethics for all employees, including our senior executive and financial officers, and the charter for each Board committee. The link to this corporate governance page can be found at www.glu.com/investors.

Board Responsibilities and Leadership Structure

Our Board oversees management’s performance on behalf of our stockholders. The Board’s primary responsibilities are to (1) select, oversee and determine compensation for our President and Chief Executive Officer who, with senior management, manages our day-to-day operations, (2) monitor management’s performance to assess whether we are operating in an effective, efficient and ethical manner to create value for our stockholders and (3) periodically review our long-term plans, business initiatives, capital projects and budget matters.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board held four meetings during 2018 and acted by unanimous written consent two times. The independent directors meet without management present at regularly scheduled executive sessions, and in 2018 the independent directors held executive sessions at a total of four Board meetings. The Board has delegated certain responsibilities and authority to the committees described below. Committees report regularly to the full Board on their activities and actions.

The Board designated Mr. de Masi as its interim Chairman in July 2014, as its Chairman in December 2014 and as its Executive Chairman in November 2016. The Board believes that it should maintain flexibility to select its Chairman and board leadership structure from time to time. The Board believes that it is currently in the best interest of Glu and its stockholders for Mr. de Masi to serve as Executive Chairman in light of his knowledge of our company and our industry, his previous role as Chief Executive Officer, his relationships with many of our celebrity licensors, his experience executing successful strategic acquisitions and investments, and his ability to support Mr. Earl in his role as the chief executive officer.

The Board has also established a Lead Director position, which the Board believes provides an appropriate balance in our leadership. In April 2016, the Nominating and Governance Committee recommended to the Board the appointment of Mr. Smith as the Lead Director which was subsequently approved by the Board.

The role given to the Lead Director helps ensure a strong independent and active Board. The Lead Director presides over executive sessions of non-management or independent directors, serves as a liaison between the Executive Chairman and the independent directors, is available, under appropriate circumstances, for consultation and direct communication with stockholders and performs such other functions and responsibilities as requested by the Board from time to time. The Lead Director will also encourage direct dialogue between all directors (particularly those with dissenting views) and management.

Insider Trading, Hedging, Pledging and Short-Selling Policies

Our Insider Trading Policy prohibits our directors, officers, employees and contractors from purchasing or selling Glu securities while in possession of material, non-public information. In order to ensure that trading is conducted only at times when our directors, officers and certain employees with regular access to confidential information about Glu or our business are not aware of material nonpublic information about us, our Insider Trading Policy requires that each such person pre-clear any proposed trades of our stock with our General Counsel.

In addition, our Insider Trading Policy prohibits all directors, officers and employees from short-selling Glu stock, or engaging in hedging transactions, such as where they may acquire, sell, or trade in any interest or position relating to the future price of Glu securities, such as a put option or a call option. These policies were established in part because there is often a conflict of interest involved when an employee bets against our performance. Our officers and directors are also prohibited from pledging any Glu securities as collateral in a margin account or for a loan unless such pledge (or any modification of an existing pledge) is approved by Glu’s Insider Trading Compliance Officer and the Nominating and Governance Committee.

Role of the Board in Risk Oversight

One of our Board’s key functions is providing oversight of our risk management process. The Board does not have a standing risk management committee but rather administers this oversight function directly through the Board as a whole, as well as through the Board’s standing committees that each address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking, our Nominating and Governance Committee monitors our major legal compliance risk exposures and our program for promoting and monitoring compliance with applicable legal and regulatory requirements, and our Board is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports on the risks we face from our Executive Chairman, Chief Executive Officer or other members of management to enable us to understand our risk identification, risk management and risk mitigation strategies regarding strategic and operational risks, including but not limited to cybersecurity risk. When a committee receives the report, the chairman of that committee reports on the discussion to the full Board at the next Board meeting. However, the committee chairs are responsible for reporting findings regarding material risk exposures to the Board as quickly as possible. We believe that our Board’s leadership structure supports effective risk management because it allows our Lead Director and the independent directors on our committees to exercise oversight over management.

Director Independence

Our Board currently includes seven independent directors, two of whom are standing for election at the Annual Meeting. To be considered independent under the rules of The Nasdaq Stock Market, referred to as the Nasdaq listing rules, a director may not be employed by Glu or engage in certain types of business dealings with us. In addition, as required by the Nasdaq listing rules, the Board has made a determination as to each independent director currently serving on the Board or who served on the Board during 2018 that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by our management with regard to each director’s business and personal activities as they relate to Glu and our management. In assessing director independence under the Nasdaq listing rules, the Nominating and Governance Committee and the full Board reviewed relevant transactions, relationships and arrangements that may affect the independence of our Board members, including that:

●	Mr. Feder is an officer of Tencent, and wholly-owned subsidiaries of Tencent own in the aggregate, approximately 19.42% of our outstanding capital stock; and

●	Ms. Mather was during 2018, and currently is, a director of Alphabet Inc., the parent company of Google Inc., with which we conduct business in the ordinary course and revenues from which represented 31.3% of our total revenues in 2018.

After reviewing these transactions and other relevant standards, the Board determined that each of Ms. Anderson, Dr. Ball, Mr. Brandeau, Ms. Mather, Mr. Nada, Mr. Smith and Ms. Toledano is an independent director.

Attendance at Board, Committee and Annual Stockholders Meetings

The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each Board member will see that other commitments do not materially interfere with his or her service on the Board. Our Corporate Governance Principles provide that non-employee directors may not serve on the boards of more than five public companies, and our Chief Executive Officer may not serve on the boards of more than two public companies, in each case including Glu.

No director attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which he or she served in 2018. None of our directors attended the 2018 Annual Meeting of Stockholders. Under our Corporate Governance Principles, all directors are encouraged to attend the annual meetings of our stockholders.

Board Committees and Charters

The Board currently has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee and Strategy Committee. The members of each committee are appointed by the Board based on recommendations of the Nominating and Governance Committee. Each committee member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee is an independent director as determined by the Board in accordance with the Nasdaq listing rules. On the Strategy Committee, each of Messrs. de Masi, Earl and Feder are considered non-independent under the Nasdaq listing. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee has a charter and annually reviews its charter and makes recommendations to our Board for revision to reflect changes in laws and regulations and evolving best practices. Copies of each charter can be found on our website at http://www.glu.com/investors (by clicking on the “corporate governance” link). Current committee members are as follows:

	Audit	Compensation	Nominating and	Strategy
Director	Committee	Committee	Governance Committee	Committee
Darla Anderson	—	—	—	—
Eric R. Ball	Chair	—	—	—
Greg Brandeau	—	Member	Chair	—
Niccolo M. de Masi	—	—	—	Member
Nick Earl	—	—	—	Member
Ben Feder	—	—	—	Member
Ann Mather	—	—	Member	—
Hany M. Nada	Member	Member	—	Member
Benjamin T. Smith, IV	Member	Member	Member	Chair
Gabrielle Toledano	—	Chair	—	—

Audit Committee

The Audit Committee currently consists of three of our outside directors, Dr. Ball, who is the committee chair, and Messrs. Nada and Smith. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq listing rules and rules and regulations of the SEC. Each member of our Audit Committee is financially literate. Our Board has determined that Dr. Ball is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. The Audit Committee met eight times during 2018, including holding an executive session with our independent registered public accounting firm at each of those meetings. The Audit Committee’s responsibilities and activities are described in greater detail in the section titled “Audit Committee Report” in this proxy statement and the committee’s charter, which was most recently revised in April 2018 and is available on our website at http://www.glu.com/investors (by clicking on the “corporate governance” link).

Compensation Committee

The Compensation Committee currently consists of four of our outside directors, Ms. Toledano, who is the committee chair, and Mr. Brandeau, Mr. Nada and Mr. Smith; Ms. Toledano joined the Compensation Committee in April 2018 and succeeded Mr. Smith as the committee chair in April 2019. The composition of the Compensation Committee meets the requirements for independence under the current Nasdaq listing rules, rules and regulations of the SEC and the Internal Revenue Code (the “Code”). The Compensation Committee, which met seven times and acted by written consent five times during 2018, discharges the responsibilities of our Board relating to compensation of our executive officers and oversees our company-wide cash and equity compensation programs. The Compensation Committee’s responsibilities and activities are described in greater detail in the section titled “Compensation Discussion and Analysis” in this proxy statement and in the Compensation Committee’s charter, which was most recently revised in April 2018 and is available on our website at http://www.glu.com/investors (by clicking on the “corporate governance” link).

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of three of our outside directors, Mr. Brandeau, who is the committee chair, and Ms. Mather and Mr. Smith. The composition of our Nominating and Governance Committee meets the requirements for independence under the current Nasdaq listing rules and rules and regulations of the SEC. Our Nominating and Governance Committee, which met two time during 2018, makes recommendations to the Board regarding Board and committee composition and appropriate corporate governance standards, reviews related party transactions, and administers our Code of Business Conduct and Ethics and Corporate Governance Principles, among other things. The Nominating and Governance Committee’s responsibilities and activities are described in greater detail in the committee’s charter, which was most recently revised in April 2018, and is available on our website at http://www.glu.com/investors (by clicking on the “corporate governance” link).

Strategy Committee

The Strategy Committee currently consists of five of our directors, Mr. Smith, who is the committee chair, and Messrs. de Masi, Earl, Feder, and Nada. Our Strategy Committee assists the Board and senior management in refining our strategic vision and growth initiatives.

Compensation Committee Interlocks and Insider Participation

During 2018, Messrs. Brandeau, Nada and Smith and Ms. Toledano each served on the Compensation Committee. None of these individuals is or has been an officer or employee of Glu or any of our subsidiaries. There are no other relationships between committee members and Glu or any other company that are required by SEC regulations to be disclosed under this caption.

Risk Analysis of Performance-Based Compensation Plans

The Compensation Committee believes that our executive compensation programs do not encourage excessive and unnecessary risk-taking. The design of these compensation programs is intended to encourage our executive officers to remain focused on both our short-and long-term financial goals in several key respects. Focusing on a strong pay-for-performance culture for our executive compensation program, the Compensation Committee decided in October 2018 to continue (1) replacing cash bonuses for each of our executive officers other than our General Counsel with performance-based stock options (“PSOs”) for 2019 and (2) having a significant portion of each executive officer’s annual equity award be comprised of either PSOs or performance-based restricted stock units (“PSUs”) in addition to standard time vesting stock options. The committee believed that this focus will better align the interests of our executive officers with our stockholders and is consistent with our strategic goals of realizing significant bookings and Adjusted EBITDA growth in 2019 and beyond. All equity awards granted to our executive officers in 2018 (other than the PSOs granted in lieu of annual cash bonuses) vest over three years (for the PSOs and PSUs granted as a portion of each executive officer’s annual equity award) or four years (for time vesting stock options), encouraging executive officers to focus on sustained stock price appreciation over the long term. Additionally, our Board adopted a clawback policy in 2017 which authorizes our Board to recoup past incentive compensation paid to executive officers in certain situations and our Board is able to include clawback provisions in award agreements for our executive officers. Finally, our system of internal controls over financial reporting, standards of business conduct and compliance programs, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our executive bonus plan.

Corporate Social Responsibility

Sustainability

We are focused on sustainability initiatives that reduce energy, waste and materials consumption and strive to engage our employees and suppliers in our sustainability efforts. We are focused on reducing our use of disposable materials in our office space and strive to find cost-effective and environmentally friendly office solutions.

Diversity and Inclusion

We believe that a diverse, inclusive culture yields a more creative and innovative workplace that drives business objectives forward. For this reason, we encourage, support, and celebrate the diverse voices of our employees, believing that all forms of diversity provide value at Glu. To attract the best talent, we need to promote an organization in which everyone feels accepted and valued as their authentic selves. For example, we actively partner with organizations to drive inclusiveness of women in the gaming industry. Additionally, we actively investigate the makeup of our organization and make adjustments to our recruiting sources to address opportunities. We also pursue diversity at the Board level; three of our members of the Board are female.

Community Involvement and Awareness

We support community initiatives and encourage our employees to participate in volunteer days, particularly those focused on environmental and sustainability issues. In addition, we partner with various organizations on in-game events and campaigns to drive awareness and in certain cases donate to charitable causes. Furthermore, we partner with advertising networks to support initiatives focusing on environmental and social good issues.

DIRECTOR COMPENSATION

Overview

The Compensation Committee and the Nominating and Governance Committee evaluate the appropriate level and form of compensation for non-employee directors on an annual basis and recommend changes to the Board when appropriate. Our non-employee director compensation program is set forth below and was most recently amended in April 2019:

Cash Compensation

●	Non-employee directors receive an annual cash retainer of $40,000;

●	The Lead Director receives an additional annual cash retainer of $25,000;

●	The chair of the Audit Committee receives additional annual cash compensation of $20,000;

●	The chair of the Compensation Committee receives additional annual cash compensation of $15,000;

●	The chair of the Nominating and Governance Committee receives additional annual cash compensation of $10,000;

●	The chair of the Strategy Committee receives additional cash compensation of $20,000; and

●	Each non-employee director receives additional annual cash compensation of $10,000 for service on the Audit Committee, $7,500 for service on the Compensation Committee and $5,000 for service on each of the Nominating and Governance Committee or Strategy Committee, other than as chair.

All cash compensation to directors is paid in arrears in quarterly installments. We also reimburse our directors for reasonable expenses in connection with attendance at Board and committee meetings.

Equity Compensation

Annual Equity Grants

Since 2014, each year immediately following our annual meeting of stockholders, each non-employee director has received an equity award of (1) a restricted stock unit (“RSU”) award covering 25,000 shares of our common stock and (2) an option to purchase 50,000 shares of our common stock. Both the stock option and RSU award have vested on the earlier to occur of (a) the first anniversary of the grant date and (b) the date of our next annual meeting of stockholders that follows the grant date.

In April 2019, our Board amended the annual equity award such that each year immediately following our annual meeting of stockholders, each non-employee director will receive the lesser in value of (1) stock options and RSUs having an aggregate grant date fair value of $235,000, with the number of stock options and RSUs allocated to provide an equal value of each equity instrument, or (2) the aggregate grant date fair value of (a) an RSU covering 25,000 shares of our common stock and (b) a stock option to purchase 50,000 shares of our common stock. Both the stock option and RSU awards will vest on the earlier to occur of (a) the first anniversary of the grant date and (b) the date of our next annual meeting of stockholders that follows the grant date.

New Director Equity Grants

Historically, at the time he or she joins the Board, each new independent non-employee director has received an initial equity award of, at that director’s discretion, either (a) a grant of 20,000 RSUs or (b) an immediately exercisable option to purchase 60,000 shares of our common stock. The RSU vested as to 33⅓% of the total number of shares subject to the RSUs on the first anniversary of the grant date and thereafter vested in equal quarterly installments over the next two years following the first vesting date on the same day of each third month. The stock option vested as to 33⅓% of the underlying shares on the first anniversary of the grant date and thereafter vested pro rata monthly over the next 24 months.

In April 2019, our Board amended the equity award provided to new directors such that each new non-employee director will receive the lesser in value of (1) stock options and RSUs having an aggregate grant date fair value of $352,500, with the number of stock options and RSUs allocated to provide an equal value of each equity instrument, or (2) the aggregate grant date fair value of (a) an RSU covering 37,500 shares of our common stock and (b) a stock option to purchase 75,000 shares of our common stock. The RSU will vest as to 33⅓% of the total number of shares subject to the RSUs on the first anniversary of the grant date and thereafter vest in equal quarterly installments over the next two years following the first vesting date on the same day of each third month. The stock option will vest as to 33⅓% of the underlying shares on the first anniversary of the grant date and thereafter vest pro rata monthly over the next 24 months.

Other Equity Matters

Our 2007 Equity Incentive Plan, under which we grant equity awards to our non-employee directors, provides that each of the equity awards held by our non-employee directors will accelerate in full immediately prior to a change in control of Glu.

Since Mr. de Masi and Mr. Earl are each executive officers and since the Voting Agreement provides that Tencent’s designee to Glu’s board of directors shall not receive any compensation for his or her board service, we do not provide, and have not provided, Messrs. de Masi, Earl, or Feder any compensation for service on our Board. We also do not provide any compensation to Messrs. de Masi, Earl or Feder for their service on the Strategy Committee.

Director Summary Compensation Table

The following table sets forth certain information with respect to compensation awarded to, earned by or paid to each person who served as a non-employee director during 2018.

	Fees Earned or	Stock Awards(1)(2)(3)	Option Awards(1)(2)(3)
Name	Paid in Cash ($)	($)	($)	Total ($)
Eric R. Ball	52,500	141,750	132,350	326,600
Greg Brandeau	47,610	141,750	132,350	321,710
Ben Feder(4)	—	—	—	—
Ann Mather	37,500	141,750	132,350	311,600
Hany M. Nada	52,610	141,750	132,350	326,710
Benjamin T. Smith, IV	102,157	141,750	132,350	376,257
Gabrielle Toledano	37,610	141,750	132,350	311,710
____________________

(1)

Amounts shown in this column do not reflect dollar amounts actually received by the non-employee director. Instead, these amounts reflect the grant date fair value calculated in accordance with FASB ASC Topic 718 of each RSU award or stock option award, as applicable. See Note 11 — Stock Option and Other Benefit Plans — in the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018 for a description of the ASC Topic 718 methodology and assumptions.

(2)

On June 7, 2018, following our 2018 Annual Meeting of Stockholders, each of Dr. Ball, Mr. Brandeau, Ms. Mather, Mr. Nada, Mr. Smith and Ms. Toledano received an option to purchase 50,000 shares of our common stock at an exercise price of $5.67 per share and an RSU award for 25,000 shares.

(3)	The aggregate number of outstanding stock options and unvested RSU awards held by each of our non-employee directors as of December 31, 2018 was as follows:

Name	Stock Options	RSU Awards
Eric R. Ball	310,000	25,000
Greg Brandeau	210,000	25,000
Ben Feder	—	—
Ann Mather	200,000	25,000
Hany M. Nada	300,000	25,000
Benjamin T. Smith, IV	250,000	25,000
Gabrielle Toledano	110,000	25,000

(4)	Mr. Feder does not receive compensation for service on our Board pursuant to the terms of the Voting Agreement we entered into with Tencent.

Stock Ownership Guidelines

In April 2018, our Board adopted stock ownership guidelines for our non-employee directors in order to better align the long-term interests of our non-employee directors with our stockholders and to further promote a long-term perspective in overseeing our company. Under these stock ownership guidelines, each of our non-employee directors is required to hold at least $100,000 of our common stock. In determining the value of a non-employee director’s stock ownership, only shares actually held by the director are counted, not vested but unexercised stock options. Each non-employee director is required to comply with these stock ownership guidelines by April 1, 2023 or within five years from his or her election to our Board. Compliance with these stock ownership guidelines is measured once per year based on a non-employee director’s year end holdings and our 30-day average stock price. If a non-employee director fails to comply with these stock ownership guidelines within the time frame specified above, such non-employee director will be expected to achieve compliance by retaining 100% of the shares acquired from his or her next RSU vest and/or exercising his or her vested stock options.

STOCKHOLDER MATTERS

Stockholder Communications with Directors

Stockholders may communicate with the Board by sending an email to bod@glu.com, or by sending written correspondence to: Board, c/o Corporate Secretary, Glu Mobile Inc., 875 Howard Street, Suite 100, San Francisco, California 94103. Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. The Board has instructed the Corporate Secretary to review all correspondence and to determine, in his discretion, whether matters submitted are appropriate for Board consideration. In particular, the Board has directed that communications such as product or commercial inquiries or complaints, resume and other job inquiries, surveys and general business solicitations or advertisements should not be forwarded to the Board. In addition, material that is unduly hostile, threatening, illegal, patently offensive or similarly inappropriate or unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. The Corporate Secretary may forward certain communications to another person or department for review and possible response.

Stockholder Recommendations of Director Candidates

The Nominating and Governance Committee will consider nominees recommended by stockholders for election as directors. If a stockholder would like to recommend a director candidate for our 2020 Annual Meeting of Stockholders, the stockholder must deliver notice in writing to the Corporate Secretary, Glu Mobile Inc., 875 Howard Street, Suite 100, San Francisco, California 94103. Such notice must set forth the information required under our Bylaws to be included in the notice. A copy of our Bylaws, which we most recently amended on March 7, 2014, may be obtained from the SEC’s website.

Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected identified candidates as appropriate. In conducting its review and evaluation, the Nominating and Governance Committee may solicit the views of management, other members of the Board and other individuals it believes may have insight into a candidate’s qualifications and the needs of the Board and its committees. Candidates for the Board are generally selected based on desired skills and experience in the context of the existing composition of the Board and needs of the Board and its committees at that time, including the requirements of applicable rules and regulations of the SEC and The Nasdaq Stock Market. The Nominating and Governance Committee will consider these needs and further evaluate each candidate’s qualifications based on their independence, integrity, collegiality, diversity, skills, financial, technical, operational and other expertise and experience, breadth of experience, practical wisdom, judgment, knowledge about our business or industry, personal and professional ethics, availability and commitment to representing and enhancing the long-term interests of our stockholders. From time to time, the Nominating and Governance Committee may also identify and consider other factors that reflect our environment as it evolves or that it believes will otherwise contribute to the Board’s overall effectiveness and our success. Although the Nominating and Governance Committee does not have a specific policy on diversity, the committee considers the criteria noted above in selecting nominees for directors, including members from diverse backgrounds who combine a broad spectrum of experience and expertise. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all candidates, and will choose candidates to recommend for nomination based on the specific needs of the Board and Glu at that time. Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate candidates, the Nominating and Governance Committee has no stated minimum criteria for candidates. All candidates, including those nominated by stockholders, are evaluated in the manner described above. Final approval of nominees to be presented for election is determined by the full Board.

Stockholder Proposals for the 2020 Annual Meeting of Stockholders

Under SEC Rule 14a-8, any stockholder who intends to present a proposal for inclusion in our 2020 proxy statement and form of proxy must submit the proposal, in writing, so that the Corporate Secretary receives it at our principal executive offices by December 26, 2019. Any stockholder who wishes to bring a proposal or nominate a person for election to the Board at the 2020 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to our Corporate Secretary, at our principal executive offices, between February 6, 2020 and March 8, 2020. In addition, our stockholders must comply with the other procedural requirements in our Bylaws, including that such stockholders must have continuously beneficially owned at least 1% of our outstanding common stock for a period of one year prior to the date of the submission of the proposal or nomination and continue to be a stockholder of record at the time of the annual meeting, entitled to vote at such meeting and otherwise comply with the requirements in our Bylaws. Any notice delivered by a stockholder in connection with a nomination or proposal must include, among other things, (a) a written consent to the public disclosure of information provided by such persons pursuant to our Bylaws; (b) a description of (i) any agreement with respect to the nomination or proposal between or among such stockholder and associated person(s) and any of their respective affiliates or associates, and (ii) as to each person whom such stockholder or associated person proposes to nominate for election or re-election as a director, a description of any agreement of such person with any other person or entity (other than Glu) with respect to any compensation, reimbursement or indemnification in connection with service or action as a director known to such stockholder or associated person; and (c) a representation that the stockholder has continuously beneficially owned at least 1% of our outstanding common stock for the one-year period before giving such notice, is entitled to vote at such meeting and intends to appear at the meeting to propose such business or nomination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of April 10, 2019 by:

●	Each Named Executive Officer (defined in “Compensation Discussion and Analysis” below);

●	Each of our directors;

●	All current executive officers and directors as a group; and

●	All persons known to us to beneficially own 5% or more of our common stock.

We calculated the “Percent of Class” based on 145,180,574 shares of common stock outstanding on April 10, 2019. In accordance with SEC regulations, we also included shares subject to equity awards that are currently vested or will become vested by June 9, 2019 (i.e., within 60 days of April 10, 2019). We deem those shares outstanding and beneficially owned by the person holding the award for computing that person’s percentage ownership, but they are not treated as outstanding for computing any other person’s percentage ownership. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares each person beneficially owns, and the address of each person is: c/o Glu Mobile Inc., 875 Howard Street, Suite 100, San Francisco, California 94103.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership	Percent of Class
5% Stockholders
Red River Investment Limited(1)	28,194,690	19.42%
Vanguard Group Inc.(2)	9,886,860	6.81%
BlackRock Inc.(3)	7,694,965	5.3%
Named Executive Officers and Directors
Niccolo M. de Masi(4)	907,654	*
Nick Earl(5)	3,218,361	2.17%
Eric R. Ludwig(6)	2,424,735	1.64%
Chris Akhavan(7)	1,237,662	*
Scott Leichtner(8)	895,678	*
Darla Anderson(9)	—	—
Eric R. Ball(10)	410,000	*
Greg Brandeau(11)	260,000	*
Ben Feder(12)	—	*
Ann Mather(13)	278,666	*
Hany M. Nada(14)	465,200	*
Benjamin T. Smith, IV(15)	285,000	*
Gabrielle Toledano(16)	104,998	*
All directors and executive officers as a group (13 persons)(17)	10,487,954	6.84%
____________________

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)

The information is based solely upon a Schedule 13D/A filed with the SEC on February 26, 2016 by Tencent Holdings Limited (“Tencent”), Red River Investment Limited, a wholly-owned subsidiary of Tencent (“Red River”), and THL E Limited, a wholly-owned subsidiary of Tencent (“THL”). The principal address of Tencent is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands. The principal address of each of Red River and THL is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. Consists of 21,000,000 shares held directly by Red River and 7,194,690 shares held directly by THL. Tencent Holdings Limited, Red River and THL are each reported as a beneficial owner of the aforementioned shares. The individual officers and directors of each of Tencent, Red River and THL are listed on Appendix A to the Schedule 13D/A.

(2)

The information is based solely upon a Schedule 13G/A filed with the SEC on February 11, 2019 by Vanguard Group Inc. (“Vanguard”) on its own behalf and on behalf of its wholly-owned subsidiaries Vanguard Fiduciary Trust Company (“VFTC”) and Vanguard Investments Australia, Ltd. (“VIA”). Vanguard has sole voting power over 232,726 shares, shared voting power over 10,900 shares, sole dispositive power over 9,655,793 shares and shared dispositive power over 231,067 shares. VFTC is the beneficial owner of 220,167 shares and VIA is the beneficial owner of 23,459 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)

The information is based solely upon a Schedule 13G/A filed with the SEC on February 4, 2019 by BlackRock, Inc. on its own behalf and on behalf of certain of its subsidiaries specified on Exhibit A to the Schedule 13G/A. BlackRock Inc. has sole voting power over 7,455,695 shares and sole dispositive power over 7,694,965 shares. The address for BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.

(4)	Includes 46,875 shares that will settle pursuant to RSU awards within 60 days of April 10, 2019.

(5)

Includes 1,955,764 shares subject to options that are exercisable, 805,620 shares subject to PSOs that are exercisable, and 31,250 shares that will settle pursuant to RSU awards within 60 days of April 10, 2019.

(6)

Includes (a) 320,589 shares held by The Ludwig McKillop Trust, of which Mr. Ludwig and his spouse, Mary Elizabeth McKillop, are the co-trustees, (b) 8,880 shares held by Mr. Ludwig’s minor children, and (c) 1,240,243 shares subject to options that are exercisable, 777,085 shares subject to PSOs that are exercisable, and 20,938 shares that will settle pursuant to RSU awards within 60 days of April 10, 2019.

(7)

Includes 556,033 shares subject to options that are exercisable, 664,622 shares subject to PSOs that are exercisable and 6,875 shares that will settle pursuant to RSU awards within 60 days of April 10, 2019.

(8)

Includes 495,831 shares subject to options that are exercisable, 201,592 shares subject to PSOs that are exercisable and 6,875 shares that will settle pursuant to RSU awards within 60 days of April 10, 2019.

(9)	Ms. Anderson joined our Board on March 4, 2019 and received 20,000 RSUs. None of her RSUs has vested or will vest within 60 days of April 10, 2019.

(10)	Includes 310,000 shares subject to options that are exercisable and 25,000 shares that will settle pursuant to RSU awards within 60 days of April 10, 2019.

(11)	Includes 210,000 shares subject to options that are exercisable and 25,000 shares that will settle pursuant to RSU awards within 60 days of April 10, 2019.

(12)	Mr. Feder was appointed to the Board by a greater than 10% stockholder and we do not provide him with any compensation for his services on the Board or on the Strategy Committee.

(13)	Includes 200,000 shares subject to options that are exercisable and 25,000 shares that will settle pursuant to RSU awards within 60 days of April 10, 2019.

(14)	Includes 250,000 shares subject to options that are exercisable and 25,000 shares that will settle pursuant to RSU awards within 60 days of April 10, 2019.

(15)	Includes 250,000 shares subject to options that are exercisable and 25,000 shares that will settle pursuant to RSU awards within 60 days of April 10, 2019.

(16)	Includes 79,998 shares subject to options that are exercisable and 25,000 shares that will settle pursuant to RSU awards within 60 days of April 10, 2019.

(17)

Includes 5,547,869 shares subject to options that are exercisable, 2,448,919 shares subject to PSOs that are exercisable and 262,813 shares that will settle pursuant to RSU awards within 60 days of April 10, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors and certain of our officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during 2018, except for one late Form 4 filing for each of Glu’s Named Executive Officers (as defined in the Compensation Discussion and Analysis section below) and Gordon Lee, our former Vice President of Accounting, reporting the vesting of RSUs and the surrender of shares of our common stock to satisfy tax withholding obligations in connection with such vesting. The Forms 4 for each of these individuals was required to be filed with the SEC on Friday, August 17, 2018, but due to an administrative error by one of Glu’s vendors, they were filed one business day late on Monday, August 20, 2018.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee, comprised of four independent members of our Board, oversees our compensation plans and policies, approves the compensation of our executive officers and administers our equity compensation plans. This Compensation Discussion and Analysis (“CD&A”) contains a discussion and analysis of the compensation approved by the Compensation Committee and earned by or paid in 2018 to the executive officers named below and who are also included in the “Summary Compensation Table” below:

●	Niccolo M. de Masi, our Executive Chairman;

●	Nick Earl, our President and Chief Executive Officer;

●	Eric R. Ludwig, our Executive Vice President, Chief Operating Officer and Chief Financial Officer;

●	Chris Akhavan, our Chief Revenue Officer; and

●	Scott J. Leichtner, our Vice President, General Counsel and Corporate Secretary.

We refer to these individuals collectively as our “Named Executive Officers,” and we refer to our Named Executive Officers excluding Mr. de Masi, who is not eligible to receive bonus payments or equity awards per the terms of his Executive Chairman Agreement, as our “Eligible Officers.”

Executive Summary

Fiscal 2018 Executive Compensation Program Highlights

Our Compensation Committee revised our executive compensation program in October 2017 in order to emphasize a pay-for-performance culture by rewarding our executives for strong company performance and financial results. The committee believes that these changes to our executive compensation program better align the interests of the Eligible Officers with our stockholders, and the committee continued these program changes in 2018. During 2018, we achieved significant year-over-year growth in bookings and Adjusted EBITDA, which is reflected in the compensation of our Eligible Officers. Highlights of our 2018 executive compensation program, as discussed and analyzed in detail in this CD&A, include the following:

●

Strong Bookings and Adjusted EBITDA Results Led to Maximum Achievement of Performance-Based Stock Options Issued in Lieu of Cash Bonus Payouts in 2018 and Maximum Achievement of the First Tranche of our Multi-Year Performance-Based Stock Options and RSUs. Our Eligible Officers received PSOs in October 2017 in lieu of cash bonus payments for 2018 performance. Based on our 2018 Adjusted EBITDA and 2018 bookings results (both as described below in this CD&A), each Eligible Officer earned the maximum number of PSOs with respect to 2018 performance that he could have potentially received. These earned PSOs vested in February 2019, which aligned with what would have been the payment date for any earned 2018 cash bonus under the annual incentive program. In addition, based on our 2018 Adjusted EBITDA and 2018 bookings results, our Eligible Officers also earned the maximum of the first tranche of the multi-year PSOs and/or PSUs granted to our Eligible Officers in October 2017.

●

Long-Term Strategy and Pay-for-Performance Culture. To support our pay-for-performance culture, reinforce changes in our business strategy and culture and provide meaningful compensation opportunities for delivering results that significantly exceed our strategic plan, in October 2018 the Compensation Committee awarded each of the Eligible Officers’ equity awards in performance-based equity. This included a portion of equity in the form of time vesting options, which the Compensation Committee considers to be performance-based, as the option holder will only realize compensation if our stock price appreciates. The remaining portion of the equity awards was granted as either PSOs (in addition to PSOs granted in lieu of cash bonuses) or PSUs for which vesting was tied to achievement of multi-year bookings and Adjusted EBITDA goals. No time vesting RSUs were granted to our Named Executive Officers in 2018.

●

Selective Base Salary Adjustments. Salaries in effect during fiscal 2018 were established by the Compensation Committee as part of its annual review of executive compensation in October 2017. At that time, the committee determined that the annual base salary for Mr. Akhavan should be increased from $280,000 to $400,000, reflecting the additional duties that Mr. Akhavan had assumed in connection with Glu’s restructuring in August 2017 in which certain central technology functions, including business intelligence and SDK development, were consolidated under Mr. Akhavan’s organization to better align these departments with Glu’s user acquisition and advertising revenue teams. The committee also decided to increase Mr. Leichtner’s annual base salary by approximately 5% to better align it with salaries paid to similarly situated executives at our peer companies.

Compensation and Pay-for-Performance Philosophy and Objectives

The Compensation Committee has established a compensation program for executive officers designed to attract individuals with the skills necessary for us to achieve our strategic business plans, to motivate and reward those individuals fairly over time and to retain those individuals who continue to perform at or above the levels that we expect. Our compensation program for executive officers is also designed to reinforce a sense of ownership, urgency, innovation and overall entrepreneurial spirit and to link rewards to measurable corporate and, where appropriate, individual performance. We believe that the most effective executive compensation program is one that rewards the achievement of specific long-term and strategic goals, and which aligns executive officers’ interests with those of our stockholders by rewarding achievement of established performance goals, with the ultimate objective of creating stockholder value. The Compensation Committee evaluates compensation to ensure that we maintain the ability to attract and retain talented employees in key positions and that we provide compensation to our executive officers that remains competitive relative to the compensation paid to similarly situated executive officers of our peer companies. Accordingly, the Compensation Committee believes that executive compensation packages provided by us to our executive officers should include equity-based compensation that rewards performance and that multi-year goals create a strong pay-for-performance mechanism to drive sustained long-term performance and create meaningful upside for delivering results that exceed expectations.

Fiscal 2018 Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our pay-for-performance philosophy and business objectives, as well as the competitive market in which we compete for talent. The following policies and practices were in effect during fiscal 2018:

●	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

●

Independent Compensation Committee Advisors. The Compensation Committee retained Compensia until July 2018, and then engaged Aon Radford (“Radford”) to replace Compensia in July 2018 (collectively, the “Compensation Committee Consultants”) to assist the committee regarding executive officer compensation, including helping us to select appropriate peer companies to review and compare against in determining our executive compensation.

●

Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes.

●

Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to promote good compensation governance and to align our executive compensation with long-term stockholder interests, including the following:

○

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is “at-risk” based on our financial and/or share price performance.

○
No Pension or Nonqualified Deferred Compensation Plans. We do not currently offer, nor do we have plans to provide, pension arrangements or nonqualified deferred compensation plans or arrangements for our executive officers.

○
No Special Health or Welfare Benefits. Our Named Executive Officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our non-executive full-time, salaried employees.

○
No Guaranteed Bonuses. We do not provide any guaranteed bonuses for any of our Named Executive Officers with the exception of “sign on” bonuses that may be negotiated as part of an executive officer’s new hire package. As noted above, the Compensation Committee eliminated cash bonuses for the Eligible Officers for 2018 and replaced the executive cash bonus plan with PSOs.

○	No Perquisites. We do not provide any perquisites or other personal benefits to our Named Executive Officers aside from general health and welfare benefit programs described above.

○	No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

○
No Hedging, Margining or Pledging of Equity Securities. Our insider trading policy prohibits our directors and executive officers from engaging in hedging activities, the shorting of our equity securities or holding our equity securities in a margin account. Our insider trading policy also prohibits our directors and executive officers from pledging our equity securities as collateral for loans unless the pledge has been approved by our Insider Trading Compliance Officer and our Nominating and Governance Committee.

○
Annual Say on Pay Vote. We conduct an annual, non-binding stockholder advisory vote on the compensation of our Named Executive Officers (a “say on pay vote”), and the Compensation Committee considers the outcome of this vote when making future compensation decisions for our executive officers.

○
Ongoing Stockholder Outreach. We engage in stockholder outreach throughout the year to discuss our business, including discussions with stockholders about the structure of our executive compensation program. The Compensation Committee considers the feedback we receive from stockholders about our executive compensation program when making future compensation decisions for our executive officers. For further information, including with respect to stockholder outreach in response to our 2018 Say on Pay Vote, see section “—2018 Say on Pay Results and Consideration of Stockholder Support.”

○
Clawback or Recovery of Incentive Compensation Policy. As discussed further below, we maintain a Clawback Policy, that permits us to seek recovery of some or all of incentive compensation paid or awarded to executive officers, our Vice President of Accounting and our corporate controller in the event of the restatement by Glu of any financial results required to be reported under the U.S. federal securities laws because one or more executive officers and our Vice President of Accounting engaged in fraud or intentional misconduct.

2018 Say on Pay Results and Consideration of Stockholder Support

At our 2018 Annual Meeting of Stockholders, we conducted a stockholder advisory vote, or say-on-pay vote, on the compensation of the Named Executive Officers. At that meeting, our stockholders approved the compensation of our Named Executive Officers, as disclosed in our 2018 annual proxy statement, with approximately 87% of the votes cast in favor of the proposal.

Our Compensation Committee has noted the support of our stockholders in the 2018 say-on-pay vote and considered this result in their decision-making regarding our executive compensation. We value the opinions of our stockholders and will continue to consider the outcome of future say-on-pay votes, as one element in the process, when making compensation decisions for our executive officers.

At our 2017 Annual Meeting of Stockholders, our stockholders approved advisory voting every year on our executive compensation. Please see Proposal No. 3 concerning an advisory say-on-pay vote on the compensation of our Named Executive Officers, as disclosed in this proxy statement.

Components of Executive Compensation

In 2018, our Eligible Officers’ compensation consisted of three primary elements:

Component	Key Features	Objective
Base Salary	Fixed base salary established at market competitive rates based on factors such as the executive’s role, level experience and performance	Attract and retain experienced executives

Annual Incentive Awards

In lieu of a cash bonus with respect to 2018 performance, PSOs were granted to our Eligible Officers and tied to Adjusted EBITDA and bookings generated during 2018. Based on our Adjusted EBITDA and bookings results for 2018, the maximum number of PSOs vested and became exercisable in February 2019

In October 2018, we again granted PSOs in lieu of cash bonuses for our Eligible Officers (other than Mr. Leichtner). Mr. Leichtner is instead eligible to earn a cash bonus with respect to 2019 performance

Motivate executives to achieve our annual financial plan and strategic goals. In addition, PSOs align executives’ interests with stockholders by encouraging sustained stock price appreciation

Long-Term Equity Incentive Awards

Long-term incentives granted to our Eligible Officers were comprised of a mix of time vesting options and PSOs (in addition to the PSOs issued in lieu of cash bonuses) and/or PSUs, each with multi-year performance metrics

These PSOs and PSUs will vest, if at all, based on our level of bookings and Adjusted EBITDA in each of 2019, 2020 and 2021

Support a strong pay-for-performance profile, with an emphasis on options to drive a focus on meaningful and sustained stock price appreciation

The Compensation Committee views these three components of compensation as related but distinct. Although the Compensation Committee reviews total compensation, it does not believe that significant compensation derived from one component of compensation should necessarily negate or reduce compensation from other components. The committee determines the appropriate level for each compensation component using as guidance our overall compensation philosophy described above. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among different forms of compensation. However, our Eligible Officers have the ability to directly influence our overall performance, so a greater portion of their pay is tied to short and long-term incentive programs than is the case for most of our other employees. In addition, one of the tenets of our Compensation Committee’s philosophy is that the percentage of an employee’s compensation which is performance-based should increase as he or she becomes more senior, and therefore more able to affect the performance of our company through his or her actions, providing each executive with an opportunity to be well rewarded through short and long-term incentive programs if we perform well, consistent with our pay-for-performance culture.

Compensation Process

Determination of Executive Compensation

The Compensation Committee works within the framework of a pay-for-performance philosophy to determine each component of an executive officer’s compensation package based on numerous factors, including:

●	the individual’s particular background and circumstances, including training and prior relevant work experience;

●	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that the Compensation Committee reviews;

●	the demand for personnel with the individual’s specific expertise and experience at the time of hire or review;

●	performance goals and other expectations for the position, where appropriate;

●	comparison to other executives within our company having similar levels of expertise and experience; and

●	compensation data of peer companies for similar positions.

The Compensation Committee performs at least annually a strategic review of our executive officers’ compensation levels to determine whether they provide adequate incentives and motivation and whether they appropriately compensate our executive officers relative to comparable executive officers in other companies with which we compete for executives. Historically, in making compensation decisions and in reviewing non-equity incentive compensation, the Compensation Committee has given significant weight to, among other things, our financial performance relative to our operating plan approved by the Board. With respect to equity compensation, the committee also considers the value of existing equity awards held by our executive officers.

Role of the Compensation Consultant

The Compensation Committee’s charter provides that the committee has the authority to retain experts and advisors of its choice to assist the committee in performing its functions. The Compensation Committee selected the Compensation Committee Consultants based on their expertise in executive compensation, particularly with respect to compensation practices of technology companies in the San Francisco Bay Area. The Compensation Committee Consultants provided the following services to the committee in 2017 (with respect to 2018 compensation matters) and in 2018:

●	reviewed and provided recommendations regarding the composition of our peer group, and provided compensation data relating to executives at the selected peer group companies;

●	provided research and recommendations relating to the short- and long-term incentive plans applicable to our Eligible Officers;

●	conducted a comprehensive review of the total compensation arrangements for our Eligible Officers and other members of senior leadership and provided advice on our compensation of these individuals;

●	conducted a comprehensive review of compensation paid to the members of our Board and its committees, and provided advice on our director compensation program;

●	assisted the Compensation Committee in finalizing the terms of the Amended and Restated 2007 Equity Incentive Plan in our efforts to gain stockholder approval of the plan at the 2018 Annual Meeting of Stockholders;

●	updated the Compensation Committee on emerging trends/best practices in the area of executive and Board compensation; and

●	participated in Compensation Committee meetings, as requested, and provided ad hoc advice and support.

In selecting the Compensation Committee Consultants, the Compensation Committee considered the factors required by SEC Rule 10C-1(b)(2)(4) and Nasdaq Rule 5605(d)(3)(D) and certain factors related to the Compensation Committee Consultants’ independence, including (a) that the Compensation Committee Consultants did not provide other services to us, except as set forth below; (b) the fact that the fees we paid to the Compensation Committee Consultants in each of 2017 and 2018 represented less than one percent of each of the Compensation Committee Consultants’ total revenues for those years; (c) the Compensation Committee Consultants’ policies and procedures that are designed to prevent conflicts of interest; and (d) the fact that the Compensation Committee Consultants had neither any business or personal relationship with any member of the Compensation Committee nor owned any of our stock. The Compensation Committee does not believe the retention of, and the work performed by, the Compensation Committee Consultants creates any conflict of interest.

In addition, in 2019, Radford assisted the committee with Proposal No. 2 below, which is the proposal to amend and restate our 2007 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 4,600,000 shares.

Role of Executive Officers in Compensation Decisions

For compensation decisions for 2018, Mr. Earl, as the manager of Messrs. Ludwig and Akhavan, assessed each individual’s contributions to their respective goals and made a recommendation to the Compensation Committee regarding any merit-based adjustment to salary, the number of PSOs to be issued in lieu of cash bonuses and replenishment equity compensation grants. With respect to compensation decisions for Mr. Leichtner, both Mr. Ludwig, to whom Mr. Leichtner reports, and Mr. Earl made recommendations to the Compensation Committee. The committee typically evaluates, discusses and modifies or approves these recommendations and conducts a similar evaluation of our Chief Executive Officer’s contributions to corporate goals and his overall performance in managing Glu. Our Chief Executive Officer (and Mr. Ludwig, in the case of Mr. Leichtner) bases his recommendations in part upon annual performance reviews of our executive officers. Committee meetings during 2018 typically included, for all or a portion of each meeting, not only the Compensation Committee members but also Messrs. de Masi, Earl, Ludwig and Leichtner, our Vice President of Global People and Workplace, representatives from the applicable Compensation Committee Consultant and other members of our Board. Any executive officer attending a Compensation Committee meeting excused himself for those portions of the meeting in which his own compensation or performance was discussed or considered.

Peer Group Data

Our executive compensation is typically established annually during the fourth quarter of each fiscal year. Compensation decisions, including the magnitude of equity awards for the current fiscal year and levels of cash compensation, which is inclusive of base salary, annual cash incentive targets (to the extent applicable) and annual PSOs in lieu of cash bonuses, for the upcoming fiscal year, have historically been finalized at an October meeting of the Compensation Committee. As described in more detail below, compensation data from a peer group established in 2017 was relied upon by the Compensation Committee to finalize cash compensation for the 2018 fiscal year, while the peer group identified in 2018 and the related competitive assessment was relied upon by the Compensation Committee to finalize the executive equity awards granted in October 2018.

Determination of 2017 Peer Group

In September 2017, the Compensation Committee, with input from Compensia, reviewed the peer group that was used in 2016 and approved changes to better reflect our then-current market capitalization and revenues. The peer group selection criteria for purposes of determining our 2017 peer group, which was used in guiding compensation decisions made in October 2017, targeted companies with the following characteristics:

●	in the gaming and internet software and services sectors;

●	headquartered in the San Francisco Bay Area, as well as other high technology centers (Boston, Seattle, Austin and New York);

●	annual revenue between approximately $155 million and $620 million (Glu’s last four quarters of revenue at the time the peer group was determined were approximately $310 million); and

●	market capitalization of between approximately $100 million and $1.4 billion (Glu’s market capitalization at the time the peer group was determined was approximately $481 million).

Zynga fell outside of both the market capitalization range and the target revenue range, but the committee believed it was appropriate to include Zynga in the group of peer companies due to it being the most similar company to Glu in terms of it being a developer and publisher of mobile games located in San Francisco and thus a primary competitor for executive talent.

Based on the criteria above, the Compensation Committee approved the below peer companies in September 2017 (companies listed in bold were also included in the prior year’s set of peer companies), which were used in guiding compensation decisions made in October 2017. The committee removed companies that had been used in the 2016 set of peer companies either because they no longer fit within the established criteria for annual revenue and/or market capitalization or because they had been acquired.

●A10 Networks ●Bazaarvoice ●Blucora ●Carbonite	●Care.com ●LivePerson ●MobileIron ●Monotype Imaging Holdings	●PROS Holdings ●QAD ●QuinStreet ●Rapid7	●Shutterstock ●Silver Spring Network ●Telenav ●XO Group ●Zynga

Determination of 2018 Peer Group

In September 2018, the Compensation Committee, with input from Radford, reviewed the peer group that was used in 2017 and approved changes to better reflect our then-current market capitalization and revenues. The peer group selection criteria for purposes of determining our 2018 peer group which was used in guiding compensation decisions made in October 2018 targeted companies with the following characteristics:

●	in the gaming as well as internet and application software and services sectors;

●	headquartered in the San Francisco Bay Area, as well as other high technology centers;

●	annual revenue between approximately $155 million and $800 million (Glu’s last four quarters of revenue at the time the peer group was determined were approximately $333 million); and

●	market capitalization of between approximately $300 million and $3.6 billion (Glu’s market capitalization at the time the peer group was determined was approximately $894 million).

As in 2017, Zynga fell outside of the target revenue range, but the committee believed it was appropriate to include Zynga in the group of peer companies for the same reasons noted above.

Based on the criteria above, the Compensation Committee approved the below peer companies in August 2018, which were used in guiding compensation decisions made in October 2018. Compared to the 2017 peer group, BazaarVoice and Silver Spring Networks were excluded due to acquisition and Telenav because it no longer fit the revenue or market capitalization criteria. Companies listed in bold were included in the 2017 peer group.

●A10 Networks ●Bazaarvoice ●Blucora ●Carbonite ●Care.com	●Lending Tree ●LivePerson ●MobileIron ●Monotype Imaging Holdings	●PROS Holdings ●QAD ●QuinStreet ●Quotient Technology ●Rapid7	●Shutterstock ●TrueCar ●XO Group ●Zynga

The Compensation Committee Consultants have historically provided the Compensation Committee competitive market data regarding executive officer compensation using the most recently approved peer group as well as with information from select cuts of the Radford Global Technology Survey. Data from the Radford survey was filtered to reflect companies having similar industry and financial profiles as the companies included in our peer group. The Compensation Committee considers this data when making compensation decisions.

When analyzing the competitiveness of the compensation of our Eligible Officers, the Compensation Committee reviewed the percentile information provided by the Compensation Committee Consultants, as measured against the market data described above. The committee reviewed this percentile information to determine whether it was compensating our Eligible Officers at a level commensurate with similarly situated executives.

In addition to reviewing the market data contained in the Compensation Committee Consultants’ respective reports, the Compensation Committee also considered a number of additional factors in making executive compensation decisions, including our overall performance, each executive officer’s overall performance, the scope of responsibility of each executive officer, and the then-current compensation and equity holdings of each executive officer.

We believe that, given the industry in which we operate and the dynamic corporate culture that we have created, the executive compensation levels that we have established are appropriate.

2018 Elements of Compensation

Base Salary

The Compensation Committee reviews executive salaries annually, typically in the fourth quarter, and adjusts them as appropriate to reflect each executive’s competitive positioning at the time of the review, changes in executive compensation trends in the peer group companies, individual performance and responsibility, prior experience, salary history and the mix between short- and long-term incentives, as well as cash and equity compensation. Base salaries may be increased to reflect promotions, the assumption of increased responsibilities or to address competitive pressure or retention issues, should they arise.

The Compensation Committee generally fixes executive officer base salaries at levels it believes will enable us to hire and retain individuals in a competitive environment and to reward individual performance and a level of contribution that is in-line with and in furtherance of our overall business goals. The committee’s philosophy is to make a greater percentage of an executive’s compensation performance-based compared to fixed compensation as he or she becomes more senior, consistent with our pay-for-performance culture. Where applicable, the Compensation Committee takes into account the market data provided by its advisors. The committee may also take into account the base compensation payable by other companies it believes we generally compete with for executive officer talent or how increases to base salary at Glu could offset some of the total compensation packages offered by startup companies, where an executive may be offered a significant equity stake in the startup. The base salaries of executive officers are determined at the time of hiring by evaluating the responsibilities of the position held and the experience and performance of the individual.

The table below sets forth the annual base salaries for each of the Named Executive Officers as of December 31, 2017 and 2018.

Component	2017 Salary ($)	2018 Salary ($)
Niccolo M. de Masi	375,000	375,000	(1)
Nick Earl	450,000	475,000	(2)
Eric R. Ludwig	375,000	375,000	(3)
Chris Akhavan	400,000	400,000	(3)
Scott J. Leichtner	320,000	345,000	(4)
____________________

(1)

Mr. de Masi’s base salary was determined in connection with negotiating his Executive Chairman Agreement in November 2016, and no increases have been approved since. The Compensation Committee believed that Mr. de Masi’s relationships with many of our celebrity licensors, his experience executing successful strategic acquisitions and investments and his ability to support Mr. Earl in his first role as the chief executive officer of a public company warranted Mr. de Masi’s compensation as Executive Chairman.

(2)

In October 2018, in connection with the Compensation Committee’s annual review of executive compensation, the committee increased Mr. Earl’s annual base salary to $475,000, effective as of October 1, 2018, which brought Mr. Earl’s salary to approximately the 25th percentile of our peer companies. This was consistent with the committee’s pay-for-performance philosophy in which Mr. Earl’s overall compensation, including incentive-based equity compensation, could meaningfully exceed the 50th percentile of our peer companies if Glu met or exceeded its annual bookings and Adjusted EBITDA goals, with Mr. Earl having a significant ability to influence Glu’s ability to meet these financial goals. Our Compensation Committee uses the peer group information in determining, with the assistance of its Compensation Consultants, the appropriate salary and overall compensation level.

(3)

The Compensation Committee decided to keep the 2018 base salary of each of Messrs. Ludwig and Akhavan at the 2017 level. For Mr. Ludwig, the committee determined to keep his salary at approximately the 25th percentile of our peer companies, consistent with how the committee evaluated Mr. Earl. For Mr. Akhavan, the committee had significantly increased his salary in October 2017, from $280,000 to $400,000, reflecting the additional duties that Mr. Akhavan had assumed in connection with Glu’s restructuring in August 2017, and the committee did not believe that a further increase was warranted given that his base salary was at approximately the 60th percentile of our peer companies.

(4)

In October 2018, in connection with the Compensation Committee’s annual review of executive compensation, the committee increased Mr. Leichtner’s annual base salary to $345,000, effective as of October 1, 2018, which brought Mr. Leichtner’s salary to approximately the 50th percentile of our peer companies.

Annual Incentives: Performance Stock Options in Lieu of Cash Bonuses & Cash Bonuses

Achievement of Performance Stock Options in Lieu of Cash Bonuses for 2018 Performance

Prior to 2018, Glu provided its executive officers with the opportunity to earn annual cash bonuses based on the achievement of company financial targets. The Compensation Committee determined that, for 2018, it would not provide our Eligible Officers with a cash-based bonus plan, but instead would provide them with the opportunity to earn an equivalent value of PSOs to the extent that Glu achieved certain bookings and Adjusted EBITDA (defined as non-GAAP operating income excluding depreciation and royalty impairments) targets during 2018 (the “2018 Annual PSOs”). The Compensation Committee believes that this change better aligned the interests of the Eligible Officers with our stockholders, as the PSOs would only have value if Glu achieved significant annual bookings and Adjusted EBITDA growth and our stock price increased. The committee chose bookings and Adjusted EBITDA because it believed that these measures would best reflect whether we had achieved financial performance that would lead to company success. The committee believed that significantly increasing bookings from the prior year would be the best way to increase stockholder value, but that we needed to achieve that growth while generating meaningful positive Adjusted EBITDA for the year. Consistent with prior years, the committee decided to use bookings rather than revenue because GAAP accounting rules require that we recognize our in-app purchase revenue over four to eight months, depending on the game, and defer such amounts into future periods, and the committee believed that bookings would be a better indicator of our success during 2018. The committee decided to use Adjusted EBITDA, rather than GAAP profit/(loss), because GAAP accounting rules require that we take into account various non-cash expenses, such as stock-based compensation, that do not reflect whether Glu generated cash during 2018. Any earned 2018 Annual PSOs vested in February 2019, which aligned with what would have been the payment date for cash bonuses had we provided the Eligible Officers with a cash bonus plan for 2018.

Pursuant to his Executive Chairman Agreement, Mr. de Masi is not eligible to receive bonus payments or equity awards.

The Compensation Committee awarded the 2018 Annual PSOs to the Eligible Officers on October 10, 2017. The committee determined the maximum number of 2018 Annual PSOs that each Eligible Officer could potentially earn by calculating the maximum cash bonus that each Eligible Officer could have otherwise received in 2018, based on the historical maximum bonus percentages and annual base salaries for each Eligible Officer, and then converting such maximum bonus value into a maximum number of 2018 Annual PSOs, using a conversion ratio that took into account both Glu’s stock price on the date the Compensation Committee approved the 2018 Annual PSOs and the Black-Scholes value of the 2018 Annual PSOs, as illustrated in the table below.

			Base Salary for			Target Bonus	Maximum Bonus
Named			Determining # of			Value Converted	Value Converted	Actual Earned
Executive	Target Bonus	Maximum Bonus	2018 Annual	2018 Target	2018 Maximum	into 2018 Annual	into 2018 Annual	2018 Annual
Officer	Percentage	Percentage	PSOs	Bonus Value	Bonus Value	PSOs(3)	PSOs(3)	PSOs
Nick Earl	100%	200%	$525,000 (1)	$525,000	$1,050,000	325,000 (2)	650,000 (2)	650,000
Eric Ludwig	100%	200%	$450,000 (1)	$450,000	$900,000	283,488	566,976	566,976
Chris Akhavan	100%	200%	$400,000	$400,000	$800,000	251,989	503,979	503,979
Scott Leichtner	50%	100%	$320,000	$160,000	$320,000	100,796	201,592	201,592
____________________

(1)

Based on Mr. Earl’s and Mr. Ludwig’s recommendation, the Compensation Committee did not increase the annual base salaries of either Mr. Earl or Mr. Ludwig for 2018, which remained $450,000 and $375,000, respectively. However, the committee utilized a higher annual base salary for Mr. Earl and Mr. Ludwig, as noted in the table above, which was based on an analysis of the annual base salaries of similarly positioned executives at Glu’s peer companies, to determine the number of 2018 Annual PSOs to grant these Eligible Officers.

(2)

Because of a limitation that was previously contained in our 2007 Equity Incentive Plan that provided that no Glu employee may receive more than 1,500,000 shares subject to awards pursuant to the plan in any calendar year (the “Plan Limitation”), Mr. Earl could only receive 2018 Annual PSOs covering a maximum of 650,000 shares, rather than the approximately 661,000 2018 Annual PSOs he would have received based on the methodology utilized for the other Eligible Officers. Our stockholders approved the amendment of our 2007 Equity Incentive Plan in June 2018, which included the removal of the Plan Limitation.

(3)	The 2018 Annual PSOs have 10-year terms and have an exercise price equal to $3.59, the closing price of Glu’s common stock on The Nasdaq Global Select Market on the October 10, 2017 grant date.

The Eligible Officers would only earn the maximum amount of 2018 Annual PSOs if Glu both (1) achieved the Adjusted EBITDA threshold for 2018 set forth below (the “Adjusted EBITDA Threshold”) and (2) generated bookings for 2018 that equaled or exceeded the specified maximum level of performance set forth below (the “Maximum Bookings Goal”). If Glu did not achieve the Maximum Bookings Goal, the Eligible Officers could have earned (1) 50% of the maximum amount of 2018 Annual PSOs if Glu achieved the Adjusted EBITDA Threshold in 2018 and generated 2018 bookings that equaled the “Target Bookings Goal” and (2) 25% of the maximum amount of 2018 Annual PSOs if Glu achieved the Adjusted EBITDA Threshold in 2018 and generated 2018 bookings that the minimum level of performance set forth below (the “Minimum Bookings Goal”). If Glu did not achieve the Adjusted EBITDA Threshold or the Minimum Bookings Goal, no Annual PSOs would be earned. To the extent that Glu achieved the Adjusted EBITDA Threshold in 2018 and generated bookings between two of the goals, the number of PSOs earned by the Eligible Officer would be calculated on a linear basis.

The Compensation Committee, at its October 5, 2017, meeting established the following targets for 2018 performance relating to the 2018 Annual PSOs:

●	Adjusted EBITDA Threshold of $25.0 million

●	Maximum Bookings Goal of $370.0 million

●	Target Bookings Goal of $350.0 million

●	Minimum Bookings Goal of $330.0 million

Each of these targets represented a significant increase over Glu’s 2017 results – we generated $320.4 million of bookings and reported negative Adjusted EBITDA in 2017.

For 2018, the Eligible Officers earned the maximum number of 2018 Annual PSOs that they could earn because our Adjusted EBITDA for 2018 was $41.7 million, which exceeded the Adjusted EBITDA Threshold, and we generated bookings of $384.6 million for 2018, which exceeded the Maximum Bookings Goal. The 2018 Annual PSOs became fully vested and exercisable as of February 15, 2019.

Grant of Performance Options in Lieu of Cash Bonus for 2019 Performance

Consistent with the prior year, the Compensation Committee determined that for 2019 it would not provide Messrs. Earl, Ludwig and Akhavan with a cash-based bonus plan, but instead would provide them with the opportunity to earn an equivalent value of PSOs (the “2019 Annual PSOs”) to the extent that Glu achieves certain bookings and Adjusted EBITDA (again defined as non-GAAP operating income excluding depreciation and royalty impairments) targets during 2019 (the “2019 Targets”). The 2019 Annual PSOs were issued in October 2018 and, to the extent earned, will vest in February 2020, which aligns with what would have been the payment date for cash bonuses had we provided these Eligible Officers with a cash bonus plan for 2019.

The Compensation Committee determined the maximum number of 2019 Annual PSOs that Messrs. Earl, Ludwig and Akhavan can potentially earn by calculating the maximum cash bonus that each of these Eligible Officers could have otherwise received in 2019, based on the historical maximum bonus percentages and annual base salaries for each Eligible Officer and then converting such maximum bonus value into a maximum number of 2019 Annual PSOs using a conversion ratio that took into account both Glu’s stock price on the date the Compensation Committee approved the 2019 Annual PSOs and the Black-Scholes value of the 2019 Annual PSOs, as illustrated in the table below.

						Target Bonus	Maximum
		2019	Base Salary for			Value	Bonus Value
	2019 Target	Maximum	Determining #		2019	Converted into	Converted into
Named Executive	Bonus	Bonus	of 2019 Annual	2019 Target	Maximum	2019 Annual	2019 Annual
Officer	Percentage	Percentage	PSOs	Bonus Value	Bonus Value	PSOs	PSOs
Nick Earl	100%	200%	$475,000 (1)	$475,000	$950,000	150,709	301,418
Eric Ludwig	100%	200%	$375,000	$375,000	$750,000	118,981	237,962
Chris Akhavan	100%	200%	$400,000	$400,000	$800,000	126,913	253,826
____________________

(1)	In October 2018, the Compensation Committee decided to increase Mr. Earl’s annual base salary to $475,000, effective as of October 1, 2018.

Given constraints in the number of shares available for issuance under Glu’s 2007 Equity Incentive Plan, the Compensation Committee decided that Mr. Leichtner, together with Glu’s other corporate vice presidents, would not receive a 2019 Annual PSO but would instead be eligible for a cash-based bonus for 2019 performance, which bonus would be determined based on the achievement of the same 2019 Targets.

		2019
	2019 Target	Maximum		2019
	Bonus	Bonus	2019 Target	Maximum
Named Executive Officer	Percentage	Percentage	Cash Bonus	Cash Bonus
Scott Leichtner	50%	100%	$172,500	$345,000

The Eligible Officers will only earn the maximum amount of 2019 Annual PSOs, and Mr. Leichtner will only earn the maximum cash bonus, if Glu both (1) achieves a minimum Adjusted EBITDA threshold for 2019 (the “Adjusted EBITDA Threshold”) and (2) generates bookings for 2019 that equal or exceed a specified maximum level of performance (the “Maximum Bookings Goal”). If Glu does not achieve the Maximum Bookings Goal, the Eligible Officers can earn (1) 50% of the maximum amount of 2019 Annual PSOs or, for Mr. Leichtner, 50% of the maximum bonus, if Glu achieves the Adjusted EBITDA Threshold in 2019 and generates 2019 bookings that are approximately 4% below the Maximum Bookings Goal (the “Target Bookings Goal”) and (2) 25% of the maximum amount of 2019 Annual PSOs or, for Mr. Leichtner, 25% of the maximum bonus, if Glu achieves the Adjusted EBITDA Threshold in 2019 and generates 2019 bookings that are approximately 8% below the Maximum Bookings Goal (the “Minimum Bookings Goal”). If Glu does not achieved the Adjusted EBITDA Threshold or the Minimum Booking Goal, no 2019 Annual PSOs or, for Mr. Leichtner, no cash bonus will be earned. To the extent that Glu achieves the Adjusted EBITDA Threshold in 2019 and generates bookings between two of the goals, the number of 2019 Annual PSOs earned or, for Mr. Leichtner, the amount of the cash bonus, will be calculated on a linear basis. Each of the Maximum Bookings Goal, Target Bookings Goal and the Minimum Bookings Goal represents a significant increase over our 2018 bookings.

The table below illustrates the number of 2019 Annual PSOs that each of the Eligible Officers, other than Mr. Leichtner, could potentially earn based on Glu’s Adjusted EBITDA and bookings for 2019:

	2019 Annual PSOs Earned if Glu	2019 Annual PSOs Earned if	2019 Annual PSOs Earned if	2019 Annual PSOs Earned if
	Achieves Adjusted EBITDA	Glu Achieves Adjusted	Glu Achieves Adjusted	Glu Fails to Achieve Adjusted
	Threshold and Maximum	EBITDA Threshold and Target	EBITDA Threshold and	EBITDA Threshold or
Named Executive Officer	Bookings Goal	Bookings Goal	Minimum Bookings Goal	Minimum Bookings Goal
Nick Earl	301,418	150,709	75,354	0
Eric Ludwig	237,962	118,981	59,490	0
Chris Akhavan	253,826	126,913	63,456	0

The 2019 Annual PSOs were granted on October 25, 2018, have 10 year terms and have an exercise price equal to $6.42, the closing price of Glu’s common stock on The Nasdaq Global Select Market on such date. Glu will determine its 2019 Adjusted EBITDA and 2019 bookings in early 2020, and to the extent that the Eligible Officers earn any 2019 Annual PSOs, or Mr. Leichtner earns any cash bonus, based on Glu’s 2019 bookings and 2019 Adjusted EBITDA, such 2019 Annual PSOs will fully vest, and for Mr. Leichtner, such cash bonus will be paid, in February 2020 (consistent with the timing of when Glu historically paid cash bonuses to executive officers).

Long-Term Incentives: Equity Compensation

Philosophy Regarding Equity Grants

We use equity awards to reward long-term performance, with strong corporate performance and extended executive officer tenure producing potentially significant value for each executive officer. Generally, a significant equity award is granted to the executive officer when he or she joins Glu. In addition, Glu has historically granted its executive officers annual refresh equity awards on the second Tuesday of October of each year.

In October 2017, emphasizing our pay-for-performance culture for our executive compensation program, the Compensation Committee revised our annual refresh grant program for our executives, and the committee continued this program in October 2018, as follows:

(1)	no time vesting RSUs were granted to Eligible Officers in 2018;

(2)	a significant portion of each Eligible Officer’s annual equity award granted in 2018 was in the form of PSUs or PSOs with multi-year performance vesting goals tied to our Adjusted EBITDA and bookings;

(3)	the remaining target value of each Eligible Officer’s annual equity award granted in 2018 was in time vesting stock options; and

(4)	as discussed above under “Annual Incentives,” 2019 Annual PSOs were granted in October 2018 to our Eligible Officers other than Mr. Leichtner in lieu of a cash bonus plan for 2019.

The size of executive equity awards is generally set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for significant compensation if we achieve the applicable performance goals of the PSOs and PSUs and our stock price appreciates and is based upon market data presented by the applicable Compensation Committee Consultant, the individual’s position with us and the individual’s potential for future responsibility and promotion. The relative weight given to each of these factors varies from individual to individual at the committee’s discretion. The committee may make adjustments to the size of the awards that it deems reasonable to attract and retain executives.

The Compensation Committee believes that this pay-for-performance focus in Glu’s executive compensation program aligns the interests of the Eligible Officers with Glu’s stockholders and is consistent with Glu’s strategic goals of realizing significant bookings and Adjusted EBITDA growth. This approach to equity compensation applied to all Named Executive Officers other than Mr. de Masi, who was not eligible to receive an annual equity award pursuant to the terms of his Executive Chairman Agreement.

2018 Refresh Grants

In October 2018, the Compensation Committee determined the value of each Eligible Officer’s refresh equity awards by considering market data provided by Radford (including the compensation of similarly situated executives at Glu’s peer companies), past performance and future potential performance of each executive, as well as each Eligible Officer’s current equity holdings vested. The committee determined to award Mr. Earl and Mr. Ludwig refresh equity awards with a value equal to approximately the 60th percentile of similarly situated executives at Glu’s peer companies, Mr. Akhavan refresh equity awards with a value equal to approximately the 75th percentile of similarly situated executives at Glu’s peer companies and Mr. Leichtner refresh equity awards with a value equal to approximately the 50th percentile of similarly situated executives at Glu’s peer companies. This was consistent with the committee’s pay-for-performance philosophy in which the overall compensation of Messrs. Earl, Ludwig and Akhavan, including incentive-based equity compensation, could meaningfully exceed the 50th percentile of our peer companies if Glu met or exceeded its annual bookings and Adjusted EBITDA goals, with each of these Eligible Officers having a significant ability to influence Glu’s ability to meet these financial goals. The Compensation Committee utilized the 75th percentile for Mr. Akhavan rather than the 60th percentile that was utilized for Messrs. Earl and Ludwig due to there being fewer precise matches for Mr. Akhavan’s Chief Revenue Officer role at our peer companies and to have his refresh equity award be more consistent with the refresh equity awards he received in previous years. Since Mr. Leichtner in his role as General Counsel had less ability than the other Eligible Officers to influence Glu’s ability to meet its financial goals, his incentive compensation was established at a lower percentile level.

The committee determined to award 60% of the value of each of Messrs. Earl’s, Ludwig’s and Akhavan’s refresh equity award in PSOs (excluding the 2019 Annual PSOs issued in lieu of cash bonuses for 2019 performance) and 40% of the value of Mr. Leichtner’s annual equity award in PSUs, each with multi-year performance goals. Each of these Eligible Officers received the balance of their refresh equity awards in the form of time vesting stock options.

Each of the multi-year PSOs and PSUs granted in October 2018 contain Adjusted EBITDA thresholds and bookings goals for each of 2019, 2020 and 2021, with one-third of the maximum shares subject to the PSOs and PSUs earnable in each of those years. The thresholds and goals for 2020 and 2021 increase significantly from the prior year’s thresholds.

Each Eligible Officer will only earn the maximum amount of PSOs and/or PSUs for a given year if Glu both (1) achieves the Adjusted EBITDA threshold for the respective year and (2) generates bookings for such year that equal or exceed the Maximum Bookings Goal for such year, with the Adjusted EBITDA and the Maximum Bookings Goals increasing every year. If Glu does not achieve the Maximum Bookings Goal for a given year, the Eligible Officer can earn (1) 66.7% of the maximum amount of PSOs and/or PSUs for such year if Glu achieves the Adjusted EBITDA Threshold for such year and generates bookings that equal the Target Bookings Goal for such year and (2) 33.3% of the maximum amount of PSOs and PSUs for such year if Glu achieves the Adjusted EBITDA threshold for such year and generates bookings that equal the Minimum Bookings Goal for such year. Each of the Maximum Bookings Goal, Target Bookings Goal and the Minimum Bookings Goal for 2019 represents a significant increase over our 2018 bookings, with the thresholds and goals for 2020 and 2021 increasing approximately 20% from the prior year’s thresholds. To the extent that Glu achieves the Adjusted EBITDA threshold for a given year and generates bookings between two of the goals, the number of PSOs and/or PSUs earned by the Eligible Officer for such year will be calculated on a linear basis. If Glu does not achieve an Adjusted EBITDA threshold or bookings goals in any year and less than the full amount of shares are earned for such year, the Eligible Officer cannot recapture those shares through overachievement of the maximum Adjusted EBITDA thresholds and bookings goals in subsequent years.

The table below illustrates the number of PSOs or PSUs that each of the Eligible Officers could potentially earn based on Glu’s Adjusted EBITDA and bookings for 2019, 2020 and 2021:

			Maximum
Named	Target PSOs		Total PSOs	Target PSOs/PSUs Eligible to be			PSOs/PSU’s Earned in Each Year for
Executive	and PSUs		and PSUs	Earned for Performance During:			Performance Equal to: (% of Target)
Officer	Earnable		Earnable	FY19	FY20	FY21	Threshold	Target	Maximum
Nick Earl	539,336	(1)	809,000	179,778	179,779	179,779	50%	100%	150%
Eric Ludwig	287,335	(1)	431,000	95,778	95,778	95,779	50%	100%	150%
Chris Akhavan	105,334	(1)	158,000	35,111	35,111	35,112	50%	100%	150%
Scott Leichtner	40,000	(2)	60,000	13,333	13,333	13,334	50%	100%	150%
____________________

(1)	Represents PSOs.

(2)	Represents PSUs

Each of the PSOs and PSUs were granted on October 25, 2018. The PSOs have ten-year terms and an exercise price equal to $6.42, the closing price of Glu’s common stock on The Nasdaq Global Select Market on October 25, 2018. Glu will determine its Adjusted EBITDA and bookings for each of 2019, 2020 and 2021 early in 2020, 2021 and 2022, respectively, and to the extent that the Eligible Officers earn any PSOs or PSUs based on Glu’s bookings and EBITDA for such years, the shares earned will fully vest in February 2020, 2021 and 2022, respectively.

In addition to the PSOs and PSUs described above, the Compensation Committee also granted in October 2018 the following time-based vesting stock option awards to the Eligible Officers as part of the 2018 annual refresh grant:

Named Executive Officer	Options
Nick Earl	359,000	(1)
Eric R. Ludwig	191,000	(1)
Chris Akhavan	70,000	(1)
Scott Leichtner	58,000	(1)
____________________

(1)

These stock options have a ten-year term, an exercise price of $6.42 (the closing price of our common stock on The Nasdaq Global Select Market on October 25, 2018, which was the grant date) and vests with respect to 25% of the underlying shares on October 25, 2019 and as to 1/48th of the shares monthly thereafter.

The committee believed that the awards to the Eligible Officers were merited based on the success that these executives had achieved during 2018 in helping Glu to achieve record bookings and putting the company on the path to sustainable profitability, and the Compensation Committee wished to ensure that these executives were properly incented to remain with us and were focused on achieving our long-term strategic goals and creating stockholder value. The committee determined that the size and mix of their equity awards appropriately balanced both retention and motivational objectives of executive pay.

Achievement of 2017 PSOs and PSUs

In October 2017, and in January 2018 with respect to our Chief Executive Officer, as part of the refresh equity awards provided to the Eligible Officers, the Compensation Committee granted the Eligible Officers PSOs (in addition to the 2018 Annual PSOs issued in lieu of a 2018 cash bonus) and PSUs. These PSOs and PSUs were structurally identical to the 2018 annual refresh grants described above, in that the awards would be earned based on Glu achieving certain Adjusted EBIDTA and booking targets over a three-year period, with one-third of the underlying shares earnable each year. However, the Adjusted EBIDTA and booking targets for these awards were for 2018, 2019 and 2020, and the targets for each of those years were established by the Compensation Committee in October 2017 and thus the targets for 2019 and 2020 differ from the targets for those years in the multi-year refresh PSOs and PSUs issued in October 2018.

The Adjusted EBITDA Threshold and Maximum Bookings Goal for the 2018 performance year for these PSO and PSUs were the same as those discussed above for the 2018 Annual PSOs issued in lieu of cash bonuses. As discussed above under “Annual Incentives: Performance Stock Options in Lieu of Cash Bonuses & Cash Bonuses-Achievement of Performance Stock Options in Lieu of Cash Bonuses for 2018 Performance,” Glu exceeded both the Adjusted EBITDA Threshold and Maximum Bookings Goal for 2018. Accordingly, the Eligible Officers earned the following amounts of PSOs (in addition to the 2018 Annual PSOs issued in lieu of a 2018 cash bonus) and PSUs for 2018:

●	Mr. Earl: 155,620 PSOs and 155,620 PSUs

●	Mr. Ludwig: 210,109 PSOs

●	Mr. Akhavan: 160,643 PSOs

●	Mr. Leichtner: 26,525 PSUs

These earned PSOs and PSUs became vested on February 15, 2019.

For additional information regarding the achievement of the Adjusted EBITDA Threshold and Maximum Bookings Goal for the 2018 performance year, please see “Annual Incentives: Performance Stock Options in Lieu of Cash Bonuses & Cash Bonuses-Achievement of Performance Stock Options in Lieu of Cash Bonuses for 2018 Performance” above.

The PSOs have ten-year terms and an exercise price equal to $3.59, the closing price of Glu’s common stock on The Nasdaq Global Select Market on October 10, 2017, for Messrs. Ludwig’s and Akhavan’s PSOs, and $3.63, the closing price of Glu’s common stock on The Nasdaq Global Select Market on January 2, 2018, for Mr. Earl's PSOs.

As discussed above, the balance of these PSOs and PSUs remain subject to performance metrics for 2019 and 2020.

CEO’s 2017 Equity Refresh Grants

As set forth above, while our Eligible Officers were granted refresh equity awards consisting of PSOs, PSUs and time-based options in October 2017, we were unable to grant these refresh equity awards to Mr. Earl until January 2018 due to the Plan Limitation. Although granted in January 2018, we refer to these awards as “Mr. Earl’s 2017 Refresh Equity Awards” in this summary. We considered these January 2018 awards as Mr. Earl’s 2017 equity refresh and they were not in lieu of his 2018 equity refresh granted in October 2018 that is discussed above. Although we discussed Mr. Earl’s 2017 Refresh Equity Awards in our 2018 proxy statement along with the October 2017 awards, for the sake of completeness, we are again describing these awards here to provide additional context and information regarding all of the equity awards Mr. Earl received during the calendar year ended December 31, 2018.

The Compensation Committee determined the value of each the Mr. Earl’s 2017 Refresh Equity Awards by, among other factors, comparing his compensation with the 60th percentile compensation of similarly situated executives at Glu’s peer companies. Due to the constraints of the Plan Limitation, the committee awarded 60% of the value of Mr. Earl’s 2017 Refresh Equity Awards in a combination of PSOs and PSUs and he received the balance in the form of time vesting stock options.

Each of the PSOs and PSUs included in Mr. Earl’s 2017 Refresh Equity Awards contain Adjusted EBITDA thresholds and bookings goals for each of 2018, 2019 and 2020, with one-third of the maximum shares subject to the PSOs and PSUs earnable in each of those years. Mr. Earl, along with the other Eligible Officers, will only earn the maximum amount of PSOs and/or PSUs for a given year if Glu both (1) achieves the Adjusted EBITDA threshold for such year and (2) generates bookings for such year that equal or exceed the Maximum Bookings Goal for such year. If Glu does not achieve the Maximum Bookings Goal for a given year, Mr. Earl, along with the other Eligible Officers, can earn (1) 50% of the maximum amount of PSOs and/or PSUs for such year if Glu achieves the Adjusted EBITDA Threshold for such year and generates bookings that equal the Target Bookings Goal for such year and (2) 25% of the maximum amount of PSOs and PSUs for such year if Glu achieves the Adjusted EBITDA threshold for such year and generates bookings that equal the Minimum Bookings Goal for such year. Each of the Maximum Bookings Goal, Target Bookings Goal and the Minimum Bookings Goal for 2018 represented a significant increase over forecasted 2018 bookings that was included in our 2018 annual operating plan that was approved by our Board in December 2017, with the thresholds and goals for 2019 and 2020 increasing meaningfully from the prior year’s thresholds. To the extent that Glu achieves the Adjusted EBITDA threshold for a given year and generates bookings between two of the goals, the number of PSOs and/or PSUs earned by Mr. Earl, along with the other Eligible Officers, for such year will be calculated on a linear basis. If Glu does not achieve an Adjusted EBITDA threshold or bookings goals in any year and less than the full amount of shares are earned for such year, Mr. Earl, along with the other Eligible Officers, cannot recapture those shares through overachievement of the maximum Adjusted EBITDA thresholds and bookings goals in subsequent years.

The table below illustrates the number of PSOs or PSUs the PSOs and PSUs included in Mr. Earl’s 2017 Refresh Equity Awards that Mr. Earl could potentially earn based on Glu’s Adjusted EBITDA and bookings for 2018, 2019 and 2020:

		Maximum
	Target PSOs	Total PSOs	Target PSOs/PSUs Eligible to be			PSOs/PSU’s Earned in Each Year for
Type of	and PSUs	and PSUs	Earned for Performance During:			Performance Equal to: (% of Target)
Award	Earnable	Earnable	FY18	FY19	FY20	Threshold	Target	Maximum
PSOs	311,241	466,861	103,747	103,747	103,747	50%	100%	150%
PSUs	311,241	466,861	103,747	103,747	103,747	50%	100%	150%

Each of the PSOs and PSUs were granted on January 2, 2018. The PSOs have ten-year terms and an exercise price equal to $3.63, the closing price of Glu’s common stock on The Nasdaq Global Select Market on January 2, 2018. Glu will determine its EBITDA and bookings for each of 2018, 2019 and 2020 early in 2019, 2020 and 2021, respectively, and to the extent that Mr. Earl earn any PSOs or PSUs based on Glu’s bookings and EBITDA for such years, the shares earned will fully vest in February 2019, 2020 and 2021, respectively.

The achievement of Mr. Earl’s 2017 Refresh Equity Awards for fiscal year 2018 are discussed above under “Achievement of 2017 Performance Options and Performance RSUs.”

In addition to the PSOs and PSUs described above, the Compensation Committee also granted Mr. Earl 566,277 shares subject to time-based vesting stock option awards as part of Mr. Earl’s 2017 Refresh Equity Awards. This stock option has a ten-year term, an exercise price of $3.63 (the closing price of our common stock on January 2, 2018, which was the grant date) and vested with respect to 25% of the underlying shares on January 2, 2019 and as to 1⁄48th of the shares monthly thereafter.

Severance and Change of Control Payments

Messrs. Earl, Ludwig, Akhavan and Leichtner each have an agreement with us that provides for payments and benefits if the individual is terminated under certain circumstances within 12 months following a change of control of Glu (a “double trigger” termination). In addition, Mr. Earl’s employment agreement provides for payments and benefits if he is terminated under certain circumstances in the absence of our change of control. Mr. de Masi’s Executive Chairman Agreement provides that all of his unvested equity awards will immediately vest in the event of a change of control of Glu. In addition, Mr. de Masi will receive certain payments and benefits if he is terminated under enumerated circumstances prior to November 2, 2019, in the absence of a change of control of Glu. For a description of these agreements and quantification of these severance and change of control benefits, please see the discussion under “Payments Upon Termination or Change in Control” below. Other than as set forth in these agreements, no executive officer is entitled upon termination to either equity vesting acceleration or cash severance payments.

The Compensation Committee decided to provide these arrangements to mitigate some of the risk that exists for executives working in a small public company, an environment where there is a meaningful likelihood that we may be acquired. These arrangements are also intended to mitigate a potential disincentive for executives to consider and execute on an acquisition where the acquirer may not require the services of these executives following the acquisition.

The Compensation Committee decided to provide Mr. de Masi with severance benefits in the absence of a change in control transaction to retain his service as our Executive Chairman and in light of the fact that Mr. de Masi had this arrangement in place as our President and Chief Executive Officer.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and our employee stock purchase plan and 401(k) plan, in each case on the same basis as other employees. There were no special benefits or perquisites provided to any Named Executive Officer in 2018.

Clawback Policy (Recovery of Incentive Compensation Policy)

In July 2017, we adopted an executive compensation recovery policy that permits us to seek recovery of some or all of incentive compensation paid or awarded to executive officers, our Vice President of Accounting and our corporate controller in the event of the restatement by Glu of any financial results required to be reported under the U.S. federal securities laws after January 1, 2018 because one or more executive officers, our Vice President of Accounting and/or our corporate controller engaged in fraud or intentional misconduct. In such cases, the Compensation Committee may review all incentive-based cash compensation and equity compensation paid, granted or for which our executive officers, our Vice President of Accounting and our corporate controller are eligible on or after January 1, 2018 (“Incentive Compensation”) on the basis of having met or exceeded performance goals during the period covered by the restatement and will, to the extent practicable and in the best interests of stockholders, instruct Glu to seek to recover or cancel such Incentive Compensation from our executive officers and our corporate controller to the extent that performance goals would not have been met under such restated financial result. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Equity Granting Policy

Equity awards are typically either granted at regularly scheduled Stock Option Administration Committee meetings or via unanimous written consent, with the effective date of such grant being the second Tuesday of each month. The primary exceptions are for new hire or promotion equity grants that require Compensation Committee approval, which grants are generally approved on the second Tuesday of each month following the date the individual is hired or promoted, or for new hire awards made to individuals in connection with an acquisition. The Stock Option Administration Committee does not have discretion to set other grant dates for awards made pursuant to its delegated authority. Our annual equity awards for our executive officers are generally made at the Compensation Committee meeting held during our fourth quarter, at which the Compensation Committee reviews executive compensation for the upcoming year.

Other than as described in the section of this proxy statement titled “Director Compensation,” we do not have any program, plan or obligation that requires us to grant new equity compensation on specified dates.

The exercise price of a newly granted option is the closing price of our common stock on the date the option is granted.

Tax and Accounting Treatment of Compensation

In designing our compensation programs, the Compensation Committee considers the financial accounting and tax consequences to us, as well as the tax consequences to our employees. We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each equity compensation award over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Management considers the FASB ASC Topic 718 cost of outstanding equity awards as part of our equity grant recommendations to the Compensation Committee.

Section 162(m) of the Tax Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. While our Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program, even if the awards are not deductible by us for tax purposes.

Changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation” (including stock option grants, performance-based cash bonuses and performance-based equity awards, such as performance-based restricted stock units), effective for taxable years after December 31, 2017. As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible, unless it qualifies for transition relief afforded by the Tax Cuts and Jobs Act to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017 (including performance-based restricted stock units that were intended to qualify as performance-based compensation for purposes of Section 162(m) that were granted to our executive officers who were “covered employees” within the meaning of Section 162(m)). We believe that compensation expense incurred in respect of our stock options, PSUs and PSOs granted prior to November 2, 2017, will continue to be deductible pursuant to this transition rule. However, because of uncertainties in the interpretation and implementation of the changes to Section 162(m) in the Tax Cuts and Jobs Act, including the scope of the transition relief, we can offer no assurance of such deductibility.

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits and that the payor company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A of the Code. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2018, and we have not agreed and are not otherwise obligated to provide any Named Executive Officers with such a “gross-up” or other reimbursement.

We also consider the tax impact to employees in designing our compensation programs, including our equity compensation programs. For example, employees generally control the timing of taxation with respect to stock options but do not control the timing with respect to RSUs and PSUs in which income is recognized upon vesting and settlement. To assist employees (including our executives) in satisfying their tax obligations for RSUs and PSUs, we withhold shares from the vesting RSUs and PSUs to cover applicable taxes. We structure cash bonus compensation so that it is taxable to our employees at the time it is paid to them.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis set forth above with Glu’s management. Based on its review and these discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement which is incorporated by reference into our Annual Report on Form 10-K filed with the SEC on February 28, 2019.

Gabrielle Toledano (Chair)
Greg Brandeau
Hany M. Nada
Benjamin T. Smith, IV

EXECUTIVE COMPENSATION

Please see the section titled “Executive Officers” at the end of Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2018, which accompanies these proxy materials, regarding the identity of our executive officers and their respective business experience.

Summary Compensation Table

The following table shows compensation earned during 2018 by our Named Executive Officers. For information about employment contracts, termination of employment and change-of-control arrangements between us and the Named Executive Officers, see “Potential Payments upon Termination or Change in Control” below.

									Non-Equity Incentive
Name and	Fiscal				Stock		Option		Plan Compensation(4)	All other
Principal Position	Year	Salary ($)		Bonus ($)	Awards(1)(3) ($)		Awards ($)		($)	compensation		Total ($)
Niccolo M. de Masi	2018	375,000		—	—		—		—	—		375,000
Executive Chairman	2017	375,000		—	—		—		—	—		375,000
	2016	483,750	(5)	—	—		—		—	14,768	(6)	498,518
Nick Earl	2018	455,769	(7)	—	1,694,705	(13)	7,162,611	(9)	—	—		9,313,086
President and Chief	2017	450,000		—	—		1,454,246	(10)	702,000	—		2,606,246
Executive Officer	2016	365,000	(8)	—	—		1,314,640		—	—		1,679,640
Eric R. Ludwig	2018	375,000		—	—		3,040,889	(9)	—	—		3,415,890
Executive Vice	2017	375,000		—	—		2,117,652	(10)	585,000	—		3,077,652
President, Chief	2016	375,000		—	—		749,530		—	—		1,124,530
Operating Officer and
Chief Financial
Officer
Chris Akhavan	2018	400,000		—	—		1,705,320	(9)	—	—		2,105,320
Chief Revenue Officer	2017	307,692	(11)	—	—		1,702,157	(10)	436,800	—		2,446,649
	2016	280,000		—	—		396,810		—	—		676,810
Scott J. Leichtner	2018	325,769	(12)	—	385,200	(13)	172,985	(9)	—	—		883,954
Vice President,	2017	308,462	(12)	—	204,733	(14)	552,256	(10)	237,900	—		1,303,351
General Counsel and	2016	281,923	(12)	—	—		308,630		—	—		590,553
Corporate Secretary
____________________

(1)	Stock Awards represent PSU awards.

(2)	Option Awards represent stock option and PSO awards.

(3)	Amounts shown in this column do not reflect dollar amounts actually received by the officer. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718. See Note 11 — Stock Option and Other Benefit Plans — in the notes to consolidated financial statements contained in our Form 10-K for the year ended December 31, 2018 for a description of the ASC Topic 718 methodology and assumptions. The number of shares subject to stock options and RSUs granted in 2018 to our Named Executive Officers is shown in the “Grants of Plan-Based Awards in 2018” table below.

(4)	The amounts received by the Eligible Officers in 2017 represent total performance-based cash bonuses that were earned during 2017 and paid in 2018 pursuant to our 2017 Executive Bonus Plan. In October 2017, our Compensation Committee decided to grant PSOs with respect to 2018 performance goals to the Eligible Officers in lieu of a cash bonus for 2018. See the “Compensation Discussion and Analysis” section of this proxy statement and the “Grants of Plan-Based Awards in 2018” table below for further information regarding the 2018 grants of PSOs in lieu of a 2018 cash bonus.

(5)	Prior to Mr. de Masi appointment as our Executive Chairman effective November 1, 2016, he served as our President and Chief Executive Officer and received an annual base salary of $500,000.

(6)	Represents payment of Mr. de Masi’s legal fees incurred in connection with negotiating his Executive Chairman Agreement.

(7)	In October 2018, in connection with the Compensation Committee’s annual review of executive compensation, the committee increased Mr. Earl’s annual base salary to $475,000, effective as of October 1, 2018.

(8)	Mr. Earl joined us in November 2015 as President of Global Studios and was appointed President and Chief Executive Officer effective November 10, 2016. Mr. Earl’s annual base salary was increased to $375,000 effective October 3, 2016 in connection with the Compensation Committee's annual review of executive compensation and to $450,000 effective November 4, 2016 in connection with his appointment as President and Chief Executive Officer.

(9)	Represents time-based stock option and PSO awards. The grant date fair value of the time-based stock option awards were as follows: $968,560 for Mr. Earl’s January 2018 grant, $1,070,718 for Mr. Earl’s October 2018 grant, $569,658 for Mr. Ludwig, $208,775 for Mr. Akhavan, and $172,985 for Mr. Leichtner. The table reflects the full fair market value of the PSO awards taking into account the probable outcome of the performance conditions as of December 31, 2018. The grant date fair value of the maximum shares issuable under the PSO awards are as follows: $999,689 for Mr. Earl’s January 2018 grant, $4,123,644 for Mr. Earl’s October 2018 grant, $2,471,232 for Mr. Ludwig and $1,496,545 for Mr. Akhavan. See the “Compensation Discussion and Analysis” section of this proxy statement and the “Grants of Plan-Based Awards in 2018” table below for further information regarding the performance conditions of the PSOs.

(10)	Represents time-based stock option and PSO awards. The grant date fair value of the time-based stock option awards were as follows: $688,245 for Mr. Earl, $466,471 for Mr. Ludwig, $356,649 for Mr. Akhavan, and $314,687 for Mr. Leichtner. The table reflects the full fair market value of the PSO awards taking into account the probable outcome of the performance conditions as of December 31, 2017. The grant date fair value of the maximum shares issuable under the PSO awards were as follows: $1,332,175 for Mr. Earl, $2,533,674 for Mr. Ludwig, $2,081,631 for Mr. Akhavan and $413,163 for Mr. Leichtner.

(11)	In October 2017, in connection with the Compensation Committee’s annual review of executive compensation, the committee increased Mr. Akhavan’s annual base salary to $400,000, effective as of October 1, 2017.

(12)	In October 2016, 2017 and 2018, in connection with the Compensation Committee’s annual review of executive compensation, the committee increased Mr. Leichtner’s annual base salary to $305,000, effective as of October 3, 2016, to $320,000, effective as of October 1, 2017, and to $345,000, effective October 1, 2018.

(13)	The table reflects the full fair market value of the PSU award taking into account the probable outcome of the performance conditions as of December 31, 2018. This value equals the grant date fair values of the maximum shares issuable under the PSU award.

(14)	The table reflects the full fair market value of the PSU award taking into account the probable outcome of the performance conditions as of December 31, 2017. The grant date fair value of the maximum shares issuable under the PSU award was $285,674.

Grants of Plan-Based Awards in 2018

The following table provides information for the Named Executive Officers about equity awards granted during 2018. All stock options, PSOs and PSUs were awarded under our 2007 Equity Incentive Plan.

			Estimated Future			Number of Securities	Exercise	Grant Date Fair
			Payouts Under Equity Plan			Underlying Option	Price of Option	Value of Stock and
			Incentive Awards (#)			Awards	Awards	Option Awards
Name	Grant Date		Threshold	Target	Maximum	(#)	($)	($)(1)
Niccolo M. de Masi(2)	—		—	—	—	—	—	—

Nick Earl	1/2/18	(5)	—	—	—	566,277	3.63	968,560
	1/2/18	(6)	155,619	311,241	466,861	—	3.63	999,689
	1/2/18	(6)	155,619	311,241	466,861	—	—	1,694,705
	10/25/18		—	—	—	359,000	6.42	1,070,718
	10/25/18	(3)	75,354	150,709	301,418	—	6.42	1,068,617
	10/25/18	(4)	269,664	539,336	809,000	—	6.42	3,055,027

Eric R. Ludwig	10/25/18		—	—	—	191,000	6.42	569,658
	10/25/18	(3)	59,490	118,981	237,962	—	6.42	843,647
	10/25/18	(4)	143,665	287,335	431,000	—	6.42	1,627,585

Chris Akhavan	10/25/18		—	—	—	70,000	6.42	208,775
	10/25/18	(3)	63,456	126,913	253,826	—	6.42	899,899
	10/25/18	(4)	52,666	105,334	158,000	—	6.42	596,655

Scott J. Leichtner	10/25/18		—	—	—	58,000	6.42	172,985
	10/25/18	(4)	20,000	40,000	60,000	—	—	385,200
____________________

(1)	Amounts shown in this column do not reflect dollar amounts actually received by the officer. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718. See Note 11 — Stock Option and Other Benefit Plans — in the notes to consolidated financial statements contained in our Form 10-K for the year ended December 31, 2018 for a description of the ASC Topic 718 methodology and assumptions. The performance awards reflected in this column reflect the full fair market value of the award taking into account the probable outcome of the performance conditions.

(2)	Mr. de Masi is ineligible to earn any cash incentive bonuses or receive any equity awards under the terms of his Executive Chairman Agreement entered into in November 2016.

(3)	On October 25, 2018, our Compensation Committee determined to award each of Messrs. Earl, Ludwig, and Akhavan PSOs in lieu of a cash bonus plan for 2019. The shares indicated represent the threshold, target and maximum number of shares to be issued depending on the achievement of certain Adjusted EBITDA thresholds and booking goals during 2019. Mr. Leichtner participates in a cash bonus plan for 2018 as further described in the “Compensation Discussion and Analysis” section above.

(4)	Represents the threshold, target and maximum number of shares to be issued depending on the achievement of certain Adjusted EBITDA thresholds and booking goals during 2019, 2020 and 2021 as further described below in footnotes 13 and 14 to the “Outstanding Equity Awards at the End of 2018” Table. For Messrs. Earl, Ludwig, and Akhavan, these awards represent PSOs, and for Mr. Leichtner his award was a PSU.

(5)	On January 2, 2018, our Compensation Committee issued Mr. Earl (i) an option to purchase 566,277 shares, which vests over four years with 25% vesting on January 2, 2019 and 1/48th of the underlying shares vesting monthly thereafter and (ii) PSO and PSU awards described in footnote (6) below, both of which represented Mr. Earl’s annual refresh awards that would have otherwise been granted in October 2017. However, due to a limitation that was previously contained in our 2007 Equity Incentive Plan that provided that no Glu employee may receive more than 1,500,000 shares subject to awards pursuant to the plan in any calendar year (the “Plan Limitation”), our Compensation Committee was unable to issue these awards in 2017 and instead granted Mr. Earl these awards on the first business day of 2018.

(6)	On January 2, 2018, our Compensation Committee issued Mr. Earl a PSO award to purchase up to 466,861 shares and a PSU award for up to 466,861 shares. The shares indicated represent the threshold, target and maximum number of shares to be issued depending on the achievement of certain Adjusted EBITDA thresholds and booking goals during 2018, 2019 and 2020 as further described below in footnotes 10 and 11 to the “Outstanding Equity Awards at the End of 2018” Table.

Outstanding Equity Awards at the End of 2018

The following table provides information with respect to outstanding stock options, RSUs, PSOs and PSUs held by our Named Executive Officers as of December 31, 2018.

	Option Awards							Stock Awards
								Number of Shares
			Number of Securities			Option		or Units of Stock	Market Value of Shares
			Underlying Options(1)(2)			Exercise	Option Expiration	that Have not	or Unites of Stock That
Name	Grant Date		Exercisable	Unexercisable		Price(3)	Date	Vested(2)(4)	Have Not Vested(5)
Niccolo M. de Masi	06/04/15		—	—		—	—	46,875	378,281
	10/13/15		—	—		—	—	187,500	1,513,125

Nick Earl	12/09/15	(6)	231,250	68,750		2.92	12/09/25	—	—
	12/09/15	(6)	—	—		—	—	125,000	1,008,750
	10/11/16		460,416	389,584		2.13	10/11/26	—	—
	11/14/16	(7)	338,541	311,459		2.10	11/14/26	—	—
	01/03/17	(7)	442,708	407,292		2.00	01/02/27	—	—
	10/10/17	(8)	—	650,000	(9)	3.59	10/10/27	—	—
	01/02/18	(8)	—	566,277		3.63	01/02/28	—	—
	01/02/18	(8)(11)	—	—		—	—	466,861	3,767,568
	01/02/18	(8)(10)	—	466,861		3.63	01/02/28	—	—
	10/25/18		—	359,000		6.42	10/25/28	—	—
	10/25/18	(12)	—	301,418		6.42	10/25/28	—	—
	10/25/18	(13)	—	809,000		6.42	10/25/28	—	—

Eric R. Ludwig	10/08/13		138,000	—		2.91	10/08/19	—	—
	10/14/14		205,000	—		4.10	10/14/20	—	—
	10/13/15		—	—		—	—	83,750	675,863
	10/13/15		209,791	55,209		4.09	10/13/25	—	—
	10/11/16		460,416	389,584		2.13	10/11/26	—	—
	10/10/17		81,708	198,438		3.59	10/10/27	—	—
	10/10/17	(9)	—	566,976		3.59	10/10/27	—	—
	10/10/17	(10)	—	630,328		3.59	10/10/27	—	—
	10/25/18		—	191,000		6.42	10/25/28	—	—
	10/25/18	(12)	—	237,962		6.42	10/25/28	—	—
	10/25/18	(13)	—	431,000		6.42	10/25/28	—	—

Chris Akhavan	10/14/14		100,000	—		4.10	10/14/20	—	—
	10/13/15		—	—		—	—	27,500	221,925
	10/13/15		71,250	18,750		4.09	10/13/25	—	—
	10/11/16		243,750	206,250		2.13	10/11/26	—	—
	10/10/17		62,471	151,720		3.59	10/10/27	—	—
	10/10/17	(9)	—	503,979		3.59	10/10/27	—	—
	10/10/17	(10)	—	481,929		3.59	10/10/27	—	—
	10/25/18		—	70,000		6.42	10/25/28	—	—
	10/25/18	(12)	—	253,826		6.42	10/25/28	—	—
	10/25/18	(13)	—	158,000		6.42	10/25/28	—	—

Scott J. Leichtner	10/08/13		54,357	—		2.91	10/08/19	—	—
	10/14/14		60,000	—		4.10	10/14/20	—	—
	10/13/15		—	—		—	—	27,500	221,925
	10/13/15		71,250	18,750		4.09	10/13/25	—	—
	10/11/16		189,583	160,417		2.13	10/11/26	—	—
	10/10/17		55,121	133,869		3.59	10/10/27	—	—
	10/10/17	(9)	—	201,592		3.59	10/10/27	—	—
	10/10/17	(11)	—	—		—	—	79,575	642,170
	10/25/18		—	58,000		6.42	10/25/28	—	—
	10/25/18	(14)	—	—		—	—	60,000	484,200
____________________

(1)	Except as otherwise described in these footnotes, each award in this column is a time-vesting stock option that was granted under our 2007 Equity Incentive Plan. Except as otherwise described in these footnotes, each stock option vests with respect to 25% of the underlying shares on the first anniversary of the grant date and as to 1/48th of the shares of common stock underlying it monthly thereafter.

(2)	We have entered into the severance agreements described under “Potential Payments upon Termination or Change in Control” below, which provide for acceleration of vesting of each equity award made or to be made to our Named Executive Officers if certain events occur following a change of control of Glu, or as to our Executive Chairman, absent a change of control.

(3)	Represents the fair market value of a share of our common stock, which is equal to the closing price of our common stock on The Nasdaq Global Select Market on the grant date.

(4)	Except as otherwise described in these footnotes, each award in this column is a time-vesting RSU award that was granted under our 2007 Equity Incentive Plan. Except as otherwise noted, each RSU vests as to 25% of the total number of shares on the applicable quarterly vesting date that is at least one year from the grant date (the “RSU First Vesting Date”), with the remaining 75% of the shares vesting in equal quarterly installments over the next three years following the RSU First Vesting Date on the same day of each third month (e.g., if the RSU First Vesting Date is February 15, the first quarterly vesting date will be May 15, the next quarterly vesting date will be August 15, etc.); provided, however, that if any portion of the RSU vests on a date that is a non-trading day on The Nasdaq Global Select Market, then the award will vest on the next trading day.

(5)	Represents the product of the maximum number of shares subject to the RSU or PSU, as applicable, that have not vested multiplied by the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2018, the last trading day of 2018, which was $8.07.

(6)	On December 7, 2015, our Compensation Committee approved an award to Mr. Earl of an option to purchase 300,000 shares of our common stock and 500,000 RSUs under our 2008 Equity Inducement Plan in connection with our hiring of Mr. Earl.

(7)	On November 14, 2016, our Compensation Committee approved an award to Mr. Earl of an option to purchase 1,500,000 shares of our common stock. However, due to the Plan Grant Limitation, we were only able to award Mr. Earl an option to purchase 650,000 shares of our common stock at such time. Due to the Plan Grant Limitation, our Compensation Committee on November 14, 2016 approved a bifurcation of this grant, and Mr. Earl was awarded the 850,000 shares balance of his option on January 3, 2017, the first trading day of 2017, with identical vesting to the option granted on November 14, 2017 (i.e., 25% of the underlying shares vested on November 14, 2017 and 1/48th of the underlying shares vest monthly thereafter).

(8)	On October 10, 2017, our Compensation Committee approved a PSO award under our 2007 Equity Incentive Plan to Mr. Earl to purchase up to a maximum of 650,000 shares of our common stock. However, due to the Plan Grant Limitation, we were not able to grant Mr. Earl further equity awards in 2017. On January 2, 2018, our Compensation Committee approved a PSO award to purchase up to 466,861 shares, a PSU award covering up to 466,861 shares, and an option to purchase 566,277 shares, each issued under our 2007 Equity Incentive Plan.

(9)	On October 10, 2017, our Compensation Committee determined to award each of Messrs. Earl, Ludwig, Akhavan and Leichtner PSOs in lieu of a cash bonus plan for 2018. The number of shares subject to the PSOs that would become vested and exercisable, if any, depended on the achievement of certain Adjusted EBITDA thresholds and booking goals during 2018. Since we met the required Adjusted EBITDA goal and generated more than the maximum level of bookings during 2018, the maximum number of PSOs that Messrs. Earl, Ludwig, Akhavan and Leichtner could earn, as indicated in the table, vested and became exercisable in February 2019.

(10)	Represents PSOs granted under our 2007 Equity Incentive Plan containing Adjusted EBITDA thresholds and bookings goals for each of 2018, 2019 and 2020, with one-third of the maximum shares subject to the PSOs earnable in each of those years. Since we met the required Adjusted EBITDA goal and generated more than the maximum level of bookings for 2018, the maximum number of PSOs that Messrs. Earl, Ludwig, and Akhavan could earn for 2018 (which is one-third of the shares indicated in the table) vested and became exercisable in February 2019. For 2019 and 2020, Glu will determine its EBITDA and bookings for each of these years in early 2020 and 2021, respectively, and to the extent that these Named Executive Officers earn any PSOs based on Glu’s bookings and EBITDA for such years, the shares earned will fully vest in February 2020 and 2021, respectively.

(11)	Represents PSUs granted under our 2007 Equity Incentive Plan containing Adjusted EBITDA thresholds and bookings goals for each of 2018, 2019 and 2020, with one-third of the maximum shares subject to the PSUs earnable in each of those years. Since we met the required Adjusted EBITDA goal and generated more than the maximum level of bookings for 2018, the maximum number of PSUs that Messrs. Earl and Leichtner could earn for 2018 (which is one-third of the shares indicated in the table) vested and became exercisable in February 2019. For 2019 and 2020, Glu will determine its EBITDA and bookings for each of these years in early 2020 and 2021, respectively, and to the extent that Messrs. Earl and Leichtner earn any PSUs based on Glu’s bookings and EBITDA for such years, the shares earned will fully vest in February 2020 and 2021, respectively.

(12)	On October 25, 2018, our Compensation Committee determined to award each of Messrs. Earl, Ludwig and Akhavan PSOs under our 2007 Equity Incentive Plan in lieu of a cash bonus plan for 2019. The shares indicated represent the maximum number of shares to be issued depending on the achievement of certain Adjusted EBITDA thresholds and booking goals during 2019. Glu will determine its 2019 Adjusted EBITDA and bookings in early 2020, and to the extent that these Named Executive Officers earn any PSOs based on Glu’s 2019 bookings and Adjusted EBITDA, such PSOs will fully vest in February 2020.

(13)	Represents PSOs granted under our 2007 Equity Incentive Plan containing Adjusted EBITDA thresholds and bookings goals for each of 2019, 2020 and 2021, with one-third of the maximum shares subject to the PSOs earnable in each of those years. Glu will determine its EBITDA and bookings for each of 2019, 2020 and 2021 early in 2020, 2021 and 2022, respectively, and to the extent that these Named Executive Officers earn any PSOs based on Glu’s bookings and EBITDA for such years, the shares earned will fully vest in February 2020, 2021 and 2022, respectively.

(14)	Represents PSUs granted under our 2007 Equity Incentive Plan containing Adjusted EBITDA thresholds and bookings goals for each of 2019, 2020 and 2021, with one-third of the maximum shares subject to the PSOs earnable in each of those years. Glu will determine its EBITDA and bookings for each of 2019, 2020 and 2021 early in 2020, 2021 and 2022, respectively, and to the extent that these Named Executive Officers earn any PSOs based on Glu’s bookings and EBITDA for such years, the shares earned will fully vest in February 2020, 2021 and 2022, respectively.

Option Exercises and Stock Vested in 2018

The following table shows information about stock option exercises and RSU award settlements for each of the Named Executive Officers during 2018, including the value realized upon exercise or settlement. Other than RSUs, we have not granted any stock awards (as opposed to other forms of equity compensation) to any of our employees that settled during 2018.

	Number of Shares		Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise		Exercise of Options(1)	Acquired On	Settlement of RSUs(3)
Name	of Options		($)	Settlement of RSUs(2)	($)
Niccolo M. de Masi	742,000	(4)	2,562,750	468,750	2,691,704
Nick Earl	—		—	125,000	730,313
Eric R. Ludwig	285,000		1,024,632	148,750	859,811
Chris Akhavan	339,145		768,146	56,250	328,642
Scott J. Leichtner	105,000		305,426	46,250	270,217
____________________

(1)	The value realized on exercise of option awards is calculated as the difference between the price at which the exercised shares were sold (excluding brokerage commissions) and the exercise price of the options.

(2)	Amounts reported in this column include shares relinquished by the Named Executive Officer and cancelled by Glu in exchange for Glu’s agreement to pay federal and state tax withholding obligations of the Named Executive Officer resulting from the vesting of RSUs, including withholding of 233,314 shares from Mr. de Masi, 62,698 shares from Mr. Earl, 77,802 shares from Mr. Ludwig, 28,733 shares from Mr. Akhavan and 23,651 shares from Mr. Leichtner.

(3)	The value realized on settlement of RSUs is calculated by multiplying the number of RSUs settled by the closing price of Glu’s common stock on the settlement date.

(4)	Amounts reported in this column include 547,064 shares relinquished by Mr. de Masi and cancelled by Glu in exchange for Glu’s agreement to pay federal and state tax withholding obligations of Mr. de Masi resulting from the cashless exercise of the options.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide any defined benefit plan pension benefits or a nonqualified deferred compensation plan to our Named Executive Officers.

Potential Payments upon Termination or Change in Control

Mr. de Masi

In connection with the appointment of Niccolo de Masi as our Executive Chairman effective as of November 2, 2016, we entered into an Executive Chairman Agreement with Mr. de Masi.

The Executive Chairman Agreement provides that in the event of a “cessation,” or if Mr. de Masi’s employment is terminated other than for “cause,” death or disability, prior to the third anniversary of the Executive Chairman Agreement, and Mr. de Masi delivers to us a signed agreement and general release, then he will be entitled to the following severance benefits:

●	any then unearned portion of his salary, payable based on an annual amount of $375,000, had he continued to provide services through the third anniversary of the Executive Chairman Agreement, payable in a lump sum;

●	each of his outstanding and not fully vested equity awards become fully vested and exercisable through all vesting tranches that would otherwise occur prior to November 16, 2019; and
●	continuation of coverage for him (and any eligible dependents) pursuant to COBRA for the balance of the period until November 2, 2019.

The Executive Chairman Agreement also provides that in the event of a “corporate transaction” as defined in the 2007 Equity Incentive Plan, the vesting of all of Mr. de Masi’s outstanding and not fully vested equity awards shall fully accelerate, and such awards shall become exercisable (as applicable) and free of all restrictions (other than those set forth in our insider trading policies then in effect or imposed by applicable law) in full prior to the consummation of such corporate transaction.

The following definitions apply to the Executive Chairman Agreement:

“Cause” is defined to mean (i) Mr. de Masi committing an act of gross negligence, including misappropriation, embezzlement or fraud, that materially adversely affects us or any of our customers, suppliers or partners, (ii) willful misconduct in the performance of services for us or breach of fiduciary duty involving personal profit (other than unintentional, immaterial breaches that are promptly cured after written notice to Mr. de Masi), (iii) his being convicted of, or pleading no contest to, any felony, (iv) any material breach of any agreement with us by him that remains uncured for thirty (30) days after written notice by us to Mr. de Masi, unless that breach is incapable of cure, in which case no cure period shall be permitted, or any other material unauthorized use or disclosure of our confidential information or trade secrets involving personal benefit, or (v) his failure to follow the lawful and reasonable directions of the Board; provided that, at any point when Mr. de Masi no longer serves as Executive Chairman, principal executive officer, or otherwise as an employee of Glu, and serves only as a member of the Board, “Cause” shall instead mean a breach of fiduciary duties as a director such that he would not be entitled to indemnification under applicable law.

“Cessation” means (a) Mr. de Masi ceases to serve as a member of the Board at any time prior to the third anniversary of entry into the Executive Chairman Agreement, provided that such cessation is (I) at the written request of the majority of the members of the Board (or made by a majority of the Board at a properly called meeting thereof), (II) due to Mr. de Masi not being recommended by us or the Board for reelection or not being reelected to the Board by our stockholders, (III) following a material breach of the Executive Chairman Agreement by us of which Mr. de Masi has notified us within 90 days after such breach in writing that Glu has materially breached the Executive Chairman Agreement (specifying the provision(s) breached and the circumstances constituting such breach), we have failed to cure such breach within 30 days following such notice, and Mr. de Masi has resigned and ceased service within fifteen (15) days of such failure to cure, or (IV) following a material diminution in Mr. de Masi’s assigned duties as Executive Chairman, provided that he first notifies us within 30 days after such material diminution in writing that such event has occurred and we have failed to cure such diminution within 30 days following such notice, and Mr. de Masi has resigned and ceased service within fifteen (15) days of such failure to cure (a resignation fulfilling all of the requirements of clause (a) (III) or (a) (IV) shall be deemed for “Good Reason”), or (b) Mr. de Masi ceases to serve as Executive Chairman at the written request of the majority of the members of the Board (or made by a majority of the Board at a properly called meeting thereof). For the avoidance of doubt, (i) except as provided above, any voluntary termination of Mr. de Masi’s service or termination of his service due to his death or disability or (ii) termination of Mr. de Masi’s status as a “principal executive officer” while still serving as Executive Chairman or as a member of the Board shall, in each case, not constitute a cessation under the Executive Chairman Agreement.

If we had been subject to a corporate transaction as of December 31, 2018, Mr. de Masi would have received $1,891,406 upon the full acceleration of all of his unvested shares subject to outstanding equity awards held by him on December 31, 2018. The table below estimates the payments that Mr. de Masi would have received in the event of a cessation, or if his employment was terminated other than for cause, death or disability, as of December 31, 2018:

		Cessation or
		Termination Other Than for
Name	Benefits	Cause or Disability ($)
Niccolo M. de Masi	Severance	324,519
	Equity Acceleration(1)	1,891,406	(3)(4)
	COBRA Premium(2)	25,020
	Total Value:	2,240,945
____________________

(1)

These amounts are calculated by aggregating the sums determined by multiplying, for each award the number of shares accelerated by (a) the positive difference, if any, between the closing price per share of our common stock on The Nasdaq Global Select Market on December 31, 2018, the last trading day of 2018, which was $8.07, and the option exercise price per share for stock options, and (b) $8.07 per share in the case of RSUs.

(2)	COBRA payout amounts are estimated based on the cost of the monthly premium and represent coverage for medical, dental and vision insurance for the executive and his eligible dependents, if any.

(3)	Reflects full acceleration of all unvested shares subject to outstanding equity awards held by Mr. de Masi on December 31, 2018.

(4)

These amounts are calculated by aggregating the sums determined by multiplying, for each award the number of shares accelerated by (a) the positive difference, if any, between the closing price per share of our common stock on The Nasdaq Global Select Market on December 31, 2018, which was $8.07, and the option exercise price per share for stock options, and (b) $8.07 per share in the case of RSUs.

Mr. Earl

On November 10, 2016, we entered into both an employment agreement and a Change of Control Severance Agreement with Nick Earl, our President and Chief Executive Officer.

The employment agreement provides that should Mr. Earl terminate his employment based on an “involuntary termination” or be terminated, other than for “cause” or disability, at any time, other than within twelve months after a “change in control transaction,” and Mr. Earl delivers to us a signed agreement and general release, then Mr. Earl will be entitled to the following severance benefits:

●	12 months of his then-current annual base salary, payable in lump-sum; and

●	up to 12 months of continuation coverage for him (and any eligible dependents) pursuant to COBRA.

The Change of Control Severance Agreement provides that if Mr. Earl terminates his employment based on an “involuntary termination” or if he is terminated, other than for “cause” or disability, within 12 months after a “change in control transaction,” and Mr. Earl delivers to us a signed agreement and general release, he would receive the same benefits set forth above pursuant to his employment agreement, except that he will also receive:

●	a lump-sum payment of his annual bonus for such calendar year, based on the target potential amount; and

●	full vesting for all of his outstanding and unvested equity awards that were granted after November 10, 2016 (with vesting of performance-based equity to be based upon target-level achievement).

Outstanding and unvested equity awards that were granted prior to November 10, 2016 remain subject to the severance agreement we entered into with Mr. Earl on February 8, 2016. Such severance agreement provides that if Mr. Earl terminates his employment based on an “involuntary termination” or is terminated, other than for “cause” or disability, within 12 months after a “change in control transaction,” he would receive an additional 36 months of vesting with respect to each of his then outstanding and not fully vested equity awards.

Mr. Ludwig

On October 10, 2008, we entered into a severance agreement with Eric R. Ludwig, our Executive Vice President, Chief Operating Officer and Chief Financial Officer, which was amended on July 7, 2011. Under this agreement, as amended, if Mr. Ludwig terminates his employment based on an “involuntary termination” or if he is terminated, other than for “cause” or disability, within 12 months after a “change in control transaction,” he would receive 12 months of his then-current annual base salary, payable in lump-sum. Mr. Ludwig would also receive a lump-sum payment of his annual bonus for such calendar year, based on the target potential amount. Additionally, Mr. Ludwig’s then outstanding and unvested equity awards would become fully vested (with vesting of performance-based equity to be based upon target-level achievement). Finally, Mr. Ludwig would receive reimbursement for up to 12 months of COBRA premiums.

Messrs. Akhavan and Leichtner

On July 7, 2011, we entered into a change of control severance agreement with Scott Leichtner, our Vice President, General Counsel and Corporate Secretary, and on June 3, 2013, we entered into a change of control severance agreement with Chris Akhavan. Each of these agreements provides that if the executive terminates his employment based on an “involuntary termination” or is terminated, other than for “cause” or disability, within 12 months after a “change in control transaction,” he would receive six months of his then-current annual base salary, payable in lump-sum. Each officer would also receive 50% of his annual bonus for such calendar year, based on the target potential amount. Additionally, each officer would receive an additional 36 months of vesting with respect to each of his then outstanding and not fully vested equity awards (with vesting of performance-based equity to be based upon target-level achievement). Finally, each officer would receive reimbursement for up to six months of COBRA premiums.

The following definitions are used in the severance agreements and retention arrangements described for the Named Executive Officers (other than the definition of “Cause” for Mr. de Masi which is defined above):

“Cause” is defined to mean (1) the executive’s committing an act of gross negligence, gross misconduct or dishonesty, or other willful act, including misappropriation, embezzlement or fraud, that materially adversely affects us or any of our customers, suppliers or partners, (2) his personal dishonesty, willful misconduct in the performance of services for us, or breach of fiduciary duty involving personal profit, (3) his being convicted of, or pleading no contest to, any felony or misdemeanor involving fraud, breach of trust or misappropriation or any other act that our Board reasonably believes in good faith has materially adversely affected, or upon disclosure will materially adversely affect, us, including our public reputation, (4) any material breach of any agreement with us by him that remains uncured for 30 days after written notice by us to him, unless that breach is incapable of cure, or any other material unauthorized use or disclosure of our confidential information or trade secrets involving personal benefit or (5) his failure to follow the lawful directions of our Board or, if he is not the Chief Executive Officer, the lawful directions of the Chief Executive Officer, in the scope of his employment unless he reasonably believes in good faith that these directions are not lawful and notifies our Board or Chief Executive Officer, as the case may be, of the reasons for his belief.

A “change in control transaction” is defined to mean the closing of (1) a merger or consolidation in one transaction or a series of related transactions, in which our securities held by our stockholders before the merger or consolidation represent less than 50% of the outstanding voting equity securities of the surviving corporation after the transaction or series of related transactions, (2) a sale or other transfer of all or substantially all of our assets as a going concern, in one transaction or a series of related transactions, followed by the distribution to our stockholders of any proceeds remaining after payment of creditors or (3) a transfer of more than 50% of our outstanding voting equity securities by our stockholders to one or more related persons or entities other than Glu in one transaction or a series of related transactions.

“Involuntary Termination” is defined to mean the executive’s resignation of employment from Glu expressly based on the occurrence of any of the following conditions, without the executive’s informed written consent, provided, however, that with respect to each of the following conditions, the executive must (1) within 90 days following its occurrence, deliver to us a written notice explaining the specific basis for the executive’s belief that he is entitled to terminate his employment due to an Involuntary Termination and (2) give us an opportunity to cure any of the following within 30 days following delivery of such notice and explanation: (1) a material reduction in his duties, position or responsibilities, or his removal from these duties, position and responsibilities, unless he is provided with a position of substantially equal or greater organizational level, duties, authority and compensation; provided, however, that a change of title, in and of itself, or a reduction of duties, position or responsibilities solely by virtue of our being acquired and made part of a larger entity will not constitute an “Involuntary Termination,” (2) a greater than 15% reduction in his then current annual base compensation that is not applicable to our other executive officers or (3) without his express written consent, a relocation to a facility or a location more than 30 miles from his then current location of employment. Involuntary Termination does not include a termination of employment for death or permanent disability.

The table below estimates as of December 31, 2018 the potential payments to Messrs. Earl, Ludwig, Akhavan and Leichtner should such officer terminate his employment based on an “involuntary termination” or be terminated other than for “cause” or disability either (1) within 12 months following a “change in control transaction” or (2) or in the absence of a “change in control transaction.”

				Termination Other Than for
		Termination Other Than for		Cause or Disability or by Named
		Cause or Disability or by Named		Executive Officer Based on an
		Executive Officer Based on an		Involuntary Termination
		Involuntary Termination Within 12		Absent a
		Months Following		Change in Control
Name	Benefits	Change in Control Transaction($)		Transaction($)
Nick Earl	Severance	475,000		475,000
	Equity Acceleration(1)	16,735,083	(3)
	COBRA Premium(2)	16,973		16,973
	Total Value	17,227,056		491,973

Eric R. Ludwig	Severance	375,000
	Equity Acceleration(1)	8,236,904	(4)
	COBRA Premium(2)	27,294
	Total Value	8,639,198

Chris Akhavan	Severance	200,000
	Equity Acceleration(1)	5,268,360	(5)
	COBRA Premium(2)	4,342
	Total Value	5,472,702

Scott J. Leichtner	Severance	172,500
	Equity Acceleration(1)	3,147,341	(5)
	COBRA Premium(2)	11,590
	Total Value	3,331,431
____________________

(1)

These amounts are calculated by aggregating the sums determined by multiplying, for each award the number of shares accelerated by (a) the positive difference, if any, between the closing price per share of our common stock on The Nasdaq Global Select Market on December 31, 2018, the last trading day of 2018, which was $8.07, and the option exercise price per share for stock options, and (b) $8.07 per share in the case of RSUs and PSUs.

(2)	COBRA payout amounts are estimated based on the cost of the monthly premium and represent coverage for medical, dental and vision insurance for the executive and his eligible dependents, if any.

(3)

Reflects (i) full acceleration of all unvested shares subject to outstanding equity awards held by Mr. Earl on December 31, 2018 and granted after November 10, 2016 and (ii) an additional 36 months of vesting of all outstanding equity awards held by Mr. Earl on December 31, 2018 and granted prior to November 10, 2016. PSOs and PSUs will accelerate free of all restrictions (other than those set forth in our insider trading policies then in effect or imposed by applicable law) based on the target amount.

(4)

Reflects full acceleration of all unvested shares subject to outstanding equity awards held by Mr. Ludwig on December 31, 2018. PSOs will accelerate free of all restrictions (other than those set forth in our insider trading policies then in effect or imposed by applicable law) based on the target amount.

(5)

Reflects an additional 36 months of vesting of all outstanding time-based equity awards and outstanding performance-based equity awards (at the target level of performance achievement) held by the executive officer on December 31, 2018. PSOs and PSUs will accelerate free of all restrictions (other than those set forth in our insider trading policies then in effect or imposed by applicable law) based on the target amount.

Chief Executive Officer Pay Ratio Disclosure

Our ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees (excluding our CEO) for 2018 is 118 to 1. We believe this ratio, which was calculated in a manner consistent with Item 402(u) of Regulation S-K, to be a reasonable estimate, based upon the assumptions and adjustments described below. As disclosed in the 2018 Summary Compensation Table above, the annual total compensation for 2018 for our CEO was $9,313,086. The median of the annual total compensation for 2018 for all our employees was $78,847. In identifying the median employee under Item 402(u), reporting companies are permitted to use reasonable estimates, assumptions and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee may not be directly comparable to similar disclosure by other reporting companies.

Calculation Methodology

We identified the employee with compensation at the median of the compensation of all of our employees (the “median employee”) by considering our employee population as of October 31, 2018 (the “employee population determination date”).

We considered all individuals, excluding our CEO, who were employed by us on a world-wide basis (including our consolidated subsidiaries) on the employee population determination date, whether employed on a full-time, part-time, seasonal or temporary basis, including employees on a partial year leave of absence.

The compensation measures used for purposes of identifying the median employee included the following: (x) cash compensation paid between January 1, 2018 and October 31, 2018, including, as applicable, salary or wages plus overtime, cash bonuses, and (y) the grant date fair value of equity awards granted between January 1, 2018 and October 31, 2018, calculated in each case using the same methodology we use for calculating the compensation, including the value of equity awards, of our Named Executive Officers to be reported in our Summary Compensation Table. The equity awards included in this calculation include all new hire and “refresh” equity awards granted in 2018 to our employees who were employed as of the employee population determination date. The cash compensation paid during the period between January 1, 2018 and October 31, 2018, as described above, includes annual bonus payments with respect to the 2017 performance period that were paid in 2018.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using FX rates in effect on the employee population determination date. We did not make any cost-of-living adjustments for employees outside of the United States. For employees hired between January 1, 2018 and the employee population determination date, we calculated their cash compensation described above as if they had been employed for the entire measurement period.

We believe our methodology represents a consistently applied compensation measure that strikes a balance in terms of administrative burden while consistently treating the primary compensation components for our worldwide employee population.

Using this methodology, we identified the median employee who was in the United States.

We calculated the 2018 annual total compensation for the median employee using the same methodology we use to calculate the 2018 amount reported for our Named Executive Officers in the “Total” column of the Summary Compensation Table.

As discuss in the “Compensation Discussion and Analysis” section of this proxy statement, we were unable to grant to our CEO the full amount of his intended 2017 “refresh” equity awards in October 2017 due to the Plan Limitation. Instead, a significant portion of our CEO’s 2017 “refresh” equity awards were granted to him in January 2018. In October 2018, we granted 2018 “refresh” equity awards to our CEO at the same time as we granted them to our other NEOS. Accordingly, our CEO received a larger amount of equity compensation in 2018 than he would have otherwise received because of the impact of the Plan Limitation on our ability to grant awards in 2017, which increased his 2018 total compensation and impacted the ratio of his 2018 compensation against that of our median employee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Nominating and Governance Committee has adopted a written related-person transactions policy. The Nominating and Governance Committee reviews transactions that may be “related-person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock and their immediate family members, in each case as of January 1, 2018, the beginning of our last fiscal year.

This policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

●	employment-related compensation to executive officers that is approved by the Compensation Committee;

●	compensation to non-employee directors that is reported in our proxy statement;

●	any transaction with another company to which the related party’s only relationship is as a director, beneficial owner of less than 10% of that company’s shares, or employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $500,000 or 2% of that company’s total annual revenues;

●	any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g., a dividend); and

●	ordinary course business travel and expenses, advances and reimbursements.

In determining whether to approve or ratify a related-person transaction, the Nominating and Governance Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction, the benefits to us of the transaction, the potential impact on a director’s independence and whether the transaction would impair the judgment of a director or executive officer to act in our best interests and those of our stockholders.

Tencent Transaction

On April 29, 2015, Glu agreed to issue in a private placement offering to Red River Investments Limited (“Red River”), a wholly-owned subsidiary of Tencent, an aggregate of 21,000,000 shares of Glu’s common stock at a purchase price of $6.00 per share, for aggregate proceeds of $126 million (the “Offering”). The shares of Glu’s common stock were issued in two separate closings on each of April 29, 2015 and June 3, 2015. In connection with the Offering, Red River became a greater than 5% owner of Glu, and Glu and Tencent became parties to a voting and standstill agreement, pursuant to which Glu agreed to cause a representative of Tencent to be elected and appointed as a new member of the Board as a Class I director, and to subsequently nominate for future director elections a representative of Tencent to the Board. Mr. Feder, the current representative of Tencent on the Board was elected on January 26, 2017 pursuant to the voting and standstill agreement. Tencent, through Red River and another of its controlled affiliates, held 19.42% of Glu’s outstanding shares as of April 10, 2019.

Indemnification Agreements

We have entered into indemnity agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnity agreements may also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers. We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

Other than the indemnification agreements and the compensation arrangements that are described in this proxy statement under the headings “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation,” since January 1, 2018, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock or certain persons or entities affiliated with them had or will have a material interest.

See also “Corporate Governance — Director Independence” for information the Board considered in determining the independence of our non-employee directors.

PROPOSAL NO. 2 –
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2007 EQUITY INCENTIVE PLAN

On April 25, 2019, the Board, upon recommendation of the Compensation Committee, adopted the Fifth Amended and Restated 2007 Equity Incentive Plan (the “Restated Plan”), subject to stockholder approval. The Restated Plan is an amendment and restatement of the Glu Mobile Inc. Fourth Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”), which was last amended in June 2018. If our stockholders do not approve this Proposal, then the 2007 Plan will continue without the amendments in accordance with its terms.

The principal terms of the Restated Plan are summarized below. This summary is not a complete description of the Restated Plan, and it is qualified in its entirety by reference to the complete text of the Restated Plan document. The Restated Plan, marked to show changes from the 2007 Plan, is attached as Appendix A to this proxy statement.

Amendments to the 2007 Plan

The following are the primary amendments to the 2007 Plan contained in the Restated Plan:

●	an increase to the available share reserve by 4,600,000 shares of our common stock (for a cumulative aggregate share authorization of 51,573,191 shares);

●	a provision that shares used to satisfy the tax withholding obligations related to any award other than a stock option or stock appreciation right will become available for future grant or sale under the Plan; provided, however, that such number of shares will be limited to the number of shares used to satisfy minimum statutory tax withholding obligations;

●	a provision allowing Glu to suspend the vesting of equity grants held by employees upon a reduction in their hours-worked; and

●	minor clarifying changes including with respect to Section 409A of the Internal Revenue Code.

Rationale For and Reasons Why the Board Recommends a Vote FOR the Restated Plan

Equity Compensation Is a Critical Element of Our Compensation Policy.

We believe that long-term incentive compensation programs align the interests of management, employees and stockholders to create long-term stockholder value. We strongly believe that the approval of the Restated Plan is essential to our continued success, because we otherwise may not have sufficient shares available under our 2007 Plan to attract and retain new employees or to motivate and retain our existing employees. This is particularly critical since our employees are our most valuable asset. In addition, in October 2018 our Compensation Committee determined to continue its practice of replacing cash bonuses with PSOs for Messrs. Earl, Ludwig and Akhavan as well as replacing 50% of the cash bonuses for our creative leaders with PSOs. We expect that the Compensation Committee will similarly utilize performance-based equity awards in lieu of cash bonuses for at least some our senior leadership team for 2020, which will impact our utilization of shares from the Restated Plan during the next 12 months.

Accordingly, approving the Restated Plan is in the best interest of our stockholders because equity awards help us to:

●	attract, motivate and retain talented employees;

●	align employee and stockholder interests;

●	link employee compensation with company performance; and

●	maintain a culture based on employee stock ownership.

After carefully forecasting our anticipated growth, hiring plans and retention needs and considering our historical grant and forfeiture rates and the expectation that the Compensation Committee will utilize performance-based equity awards in lieu of cash bonuses for many of our executives for 2020, we anticipate the 4,600,000 shares that we seek to add to the Restated Plan — combined with shares currently reserved under, or that we may add to, our 2018 Inducement Plan (which we may use for certain newly hired employees and to grant equity awards in connection with acquisitions) will be sufficient to attract and retain key employees through June 2020, at which point we expect to again ask for stockholder approval for an increase to the number of shares available under the Restated Plan. However, a change in business conditions or our strategy could alter this projection.

We are also including a provision in the Restated Plan to allow Glu to suspend the vesting of equity grants held by employees upon a reduction in their hours-worked. This provision will give us flexibility to choose the appropriate terms to accommodate employees’ requests for changes in their work schedules.

The Restated Plan Conforms to Best Practices in Equity Incentive Plans.

The Restated Plan conforms to best practices in equity incentive plans in that it:

●	contains:

■	a limitation providing that no equity awards will vest, in whole or in part, prior to one year from the date of grant (subject to a 5% carve-out as described below);

■	a limitation of $600,000 on the grant date fair value of equity awards that may be granted to any nonemployee director in any calendar year, plus an additional $600,000 in grant date fair value for one-time awards to a newly appointed or elected non-employee director;

■	a provision providing that any equity awards issued to our executive officers will be subject to any clawback or recoupment policies in effect or as may be amended or adopted from time to time;

■	a restriction that the following shares will not be available for future grant under the Restated Plan: (1) shares used in connection with the exercise of a stock option or stock appreciation right to pay the exercise price or purchase price of such award or satisfy applicable tax withholding obligations and (2) the gross number of shares subject to stock appreciation rights that are exercised;

■	if the Restated Plan is approved, a restriction that only shares used to satisfy applicable minimum tax withholding obligations on any award other than a stock option or a stock appreciation right will be available for future grant under the Restated Plan;

■	a prohibition against repricing or certain other exchanges of stock options and stock appreciation rights without stockholder approval;

■	a limitation on the transferability of awards, since generally awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, except by will or the laws of descent and distribution; and

■	a provision prohibiting the grant of discounted options or stock appreciation rights.

●	does not contain:

■	single-trigger vesting acceleration rights, other than on a limited basis for non-employee directors;

■	tax gross-ups; and

■	an evergreen provision to automatically increase the number of shares available under it.

Our Use of Equity Supports a Strong Pay-for-Performance Culture and Has Been Managed to Stay within Industry Norms.

We have carefully managed our annual equity award dilution over the past three years by, among other things, limiting equity awards to high-performing employees, determining the appropriate size of awards based on our review of market data and reviewing market practices for equity burn rates in our industry.

	Options	RSUs	PSUs	PSOs	PSUs	PSOs	Burn
Period	Granted	Granted	Granted	Granted	Earned	Earned	Rate(1)
Fiscal 2016	10,347	5,094	0	0	0	0	15.58%
Fiscal 2017	5,346	2,360	661	4,246	0	0	7.42%
Fiscal 2018	6,092	278	2,909	2,737	0	0	4.70%
3-Yr. Average							9.23%
____________________

(1)

“Burn Rate” means the sum of the number of shares subject to time-vesting equity awards granted and the number of performance-vesting shares earned in the fiscal year (using a 2x multiplier for each RSU or PSU award), divided by basic weighted average common shares outstanding during the fiscal year. All share-based amounts in this table are displayed in thousands.

Beginning in October 2017, we modified our executive compensation program to incorporate a heavy weighting on performance-based equity. As a result, our equity program is strongly aligned with stockholders’ interests given that our leadership will only be eligible to earn shares subject to PSUs and PSOs if challenging performance targets are achieved and they remain with Glu for the time-vesting period applicable to each award. In particular, a significant number of the PSOs granted during 2017 and 2018 reflect a change in our compensation strategy to replace, for key members of our senior leadership team, the annual cash bonus plan with PSOs that vest based on our achievement of pre-established annual bookings and EBITDA goals. In addition, the annual equity awarded to our senior leadership team in each of October 2017 and October 2018 consisted of a mix of multi-year PSUs, PSOs and time vesting stock options, with no time vesting RSUs granted. The Compensation Committee, our Board of Directors and management team supported these changes in our compensation strategy to reinforce our business objectives and to drive a focus on sustained stockholder value creation.

The increase in our burn rate during fiscal 2016 was largely attributable to our acquisition of Crowdstar Inc. (“Crowdstar”) in November 2016. This acquisition was effected as a direct stock purchase of the shares directly from certain of Crowdstar’s stockholders, including through a drag-along procedure utilized with respect to certain of these stockholders, and did not involve the cooperation of Crowdstar management. As a result of the unique nature of this transaction, we believed that we needed to issue significant equity awards to Crowdstar’s existing employees in order to retain these employees and not disrupt Crowdstar’s operations and revenues. Accordingly, we issued 1,100,000 RSUs and stock options to purchase an aggregate of 5,007,000 shares from our 2008 Inducement Plan (the predecessor to our 2018 Inducement Plan) to 79 acquired Crowdstar employees. The grants made to the Crowdstar employees were a key part of their compensation package and ensuring that our acquisition of Crowdstar would be successful. Excluding such grants, our burn rate would have been 10.11% for 2016 instead of 15.58%.

We will continue to review our compensation plans and strategies as our business evolves and will continue to use equity and performance-based incentives to drive accountability by our leadership team and to reward for sustained strong performance. We believe that increasing the number of shares available for grant under the Restated Plan will enable us to continue to provide competitive equity compensation to our employees and directors while continuing to comply with best practices for equity incentive plan grant practices.

We Broadly Distribute Equity Awards.

Our equity awards are widely spread among our employees. For example, during 2018, our Named Executive Officers received an aggregate of restricted stock units (only performance-based) and options (time-based and performance based) for 4,429,205 shares, or approximately 36.9% of aggregate equity awards we granted to all employees in 2018. In 2018, a majority of our North American employees who started with us during the year received an RSU and/or stock option award in the month following their start date, and approximately 280 of our global employees (representing 42.5% of all existing global employees as of December 31, 2018) received a refresh stock option award.

Conclusion

If our stockholders do not approve the Restated Plan, our plans to operate our business would be materially adversely affected because we otherwise may not have sufficient shares available under our 2007 Plan to attract and retain new employees or to motivate and retain our existing employees. Additionally, if the shares available for grant under the 2007 Plan are not increased, we may need to use our 2018 Inducement Plan — which is a non-stockholder approved plan — to grant awards to newly hired employees, directors and consultants and find other ways to retain our current employees, as they are not eligible to receive awards under the 2018 Inducement Plan due to rules put in place by Nasdaq with respect to non-stockholder approved plans. This could require us to offer material cash-based incentives to compete for talent as well as to revert back to annual cash incentive bonus plans for most of our senior leadership rather than utilizing PSOs and PSUs, which could have a significant impact upon our quarterly results of operations and balance sheet. Moreover, this would not be competitive with most other technology companies in the San Francisco Bay Area with which we compete for talent or our peer companies. We believe that a cash-based incentive program would not have significant long-term retention value and would not serve to align our employees’ interests as closely with those of our stockholders in the absence of equity incentives.

Our future success depends heavily on our ability to attract and retain high caliber employees. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to hire and motivate the quality personnel we need to compete.

For these reasons, we request that our stockholders approve the Restated Plan. If the Restated Plan is not approved, we do not expect to be able to offer competitive equity packages to retain our current employees and hire new employees.

General

The Restated Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, stock appreciation rights, RSUs and stock bonuses and performance shares (collectively, the “stock awards”). The Restated Plan also provides the ability to grant performance shares that may qualify the compensation attributable to those awards as performance-based compensation for purposes of the Internal Revenue Code (or the “Code”), as explained in greater detail below.

Incentive stock options granted under the Restated Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code; nonstatutory stock options granted are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of the various stock awards.

Purpose

Our Board adopted the Restated Plan to provide a means to retain the services of our employees, directors, consultants, independent contractors and advisors, and those of any parent or subsidiary of ours, to attract and retain the new talent to our company that we will require to execute our strategy and grow our business, and to provide a means by which these eligible individuals may be given an opportunity to benefit from increases in the value of our common stock through the grant of equity awards, thereby aligning the long-term compensation and interests of those individuals with our stockholders.

Administration

The Restated Plan is administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. Our Compensation Committee has the authority to construe and interpret the Restated Plan, grant and determine the terms of each award, including the exercise price, the number of shares subject to the award, the exercisability of the award and the form of consideration payable upon exercise of the award, and make all other determinations necessary or advisable for the administration of the Restated Plan.

Eligibility

The Restated Plan provides for the grant of incentive stock options only to our employees and employees of any parent or subsidiary of ours. All awards other than incentive stock options may be granted to our employees, directors, consultants, independent contractors and advisors, and those of any parent or subsidiary of ours. As of March 31, 2019, we had a total of 678 employees and seven non-employee directors who would be eligible to receive awards from the Restated Plan. Our executive officers and directors have an interest in this Proposal insofar as they are eligible to receive awards under the Restated Plan.

Shares Subject to the Restated Plan

If stockholders approve the Restated Plan, then the shares reserved under the Restated Plan will increase by 4,600,000 shares of our common stock, and the cumulative aggregate share authorization under the Restated Plan will increase to 51,573,191 shares, which includes 2,461,644 shares that have been added to the plan pursuant to the “pour over” provision of our 2001 Second Amended and Restated Stock Option Plan (the “2001 Plan,” which plan expired when we adopted the 2007 Plan); this pour over provision allowed us to add to the 2007 Plan any shares that were subject to a stock option granted under our 2001 Plan that were cancelled, expired or terminated. The following table summarizes information regarding awards outstanding and shares of our Common Stock remaining available for grant as of March 31, 2019:

Stock Options Outstanding*	20,702,963
Weighted Average Exercise Price of Stock Options Outstanding	$3.64
Weighted Average Remaining Term of Stock Options Outstanding	8.01 years
Full Value Awards Outstanding (RSUs and PSUs)	6,428,612
Shares Available for Grant under the 2007 Plan and 2018 Inducement Plan	4,561,980
____________________

*	Excludes all PSOs paid in lieu of earned annual incentive cash compensation.

The closing price of Glu’s common stock on The Nasdaq Global Select Market on April 10, 2019 was $11.48 per share.

In addition, the following shares will again be available for grant and issuance under our Restated Plan:

●	shares surrendered pursuant to an exchange program;

●	shares subject to an option or stock appreciation right granted under our Restated Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

●	shares used to satisfy the tax withholding obligations for RSU awards; provided, however, that if the Restated Plan is approved, only shares used to satisfy the minimum tax withholding obligations for RSU awards will again be available for future grant and issuance under the Restated Plan;

●	shares subject to an award granted under our Restated Plan that are subsequently forfeited or repurchased by us at the original issue price; and

●	shares subject to an award granted under our Restated Plan that otherwise terminates without shares being issued.

Full-Value Awards

A Full Value Award is an award — other than an option or stock appreciation right — that is settled in shares of common stock. The Restated Plan provides that any shares that are subject to awards of options or stock appreciation rights will be counted against the share reserve limit as one share for every one share granted. Additionally, the Restated Plan provides that any shares that are subject to Full Value Awards will be counted against the share reserve limit as 1.32 shares for every one share granted. Paying dividend equivalents in cash in connection with any outstanding award will not be counted against the shares available for issuance under the Restated Plan.

If an award previously granted under the Restated Plan terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the Restated Plan. The Restated Plan also reflects the share counting principle described above when determining the number of shares that may be re-granted after an award expires. If an award terminates, expires or lapses for any reason, any share that again becomes available for future grant shall be added back to the Restated Plan (1) as one share if the share was subject to an option or a stock appreciation right, and (2) as 1.32 shares if such share was subject to a Full Value Award.

Vesting/Acceleration Restrictions

The Restated Plan mandates that awards shall not provide for any vesting prior to at least twelve (12) months from grant. In addition, the Compensation Committee will generally not permit the discretionary vesting of awards. Notwithstanding the foregoing, the Compensation Committee may permit (i) acceleration of vesting of awards in the event of a participant’s death, disability or a significant corporate transaction and (ii) vesting of awards on any basis prior to twelve (12) months from grant or any acceleration of vesting of awards representing up to an aggregate of five percent (5%) of the shares reserved and available for grant under the Restated Plan as of the date of its approval by our stockholders. For purposes of awards to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of our stockholders to the next annual meeting of our stockholders. We are also including a provision in the Restated Plan to allow Glu to suspend the vesting of equity grants held by employees upon a reduction in their hours-worked.

Terms of Options

The Restated Plan provides for the grant of nonstatutory stock options, incentive stock options or a combination of each. Incentive stock options may only be granted to our employees and employees of any parent or subsidiary of ours. Subject to adjustment as provided in the Restated Plan, in no event shall more than 16,666,666 shares of our common stock be available for issuance pursuant to the exercise of incentive stock options granted under the Restated Plan.

Each stock option granted under the Restated Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the stock option and the other terms and conditions of the stock option, consistent with the requirements of the Restated Plan. The exercise price of each stock option may not be less than the fair market value of a share of our common stock on the date of grant (except in connection with the assumption or substitution for another stock option in a manner qualifying under Sections 409A and 424(a) of the Code). In addition, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any subsidiary corporation of Glu (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant.

The Restated Plan provides that the stock option exercise price may be paid in cash or by check or, where expressly approved by our Compensation Committee (and to the extent not otherwise set forth in the applicable award agreement) and permitted under applicable law, by means of:

●	cancellation of indebtedness;

●	surrender of shares of our common stock owned by the optionee having a fair market value not less than the aggregate exercise price of the shares being exercised;

●	waiver of compensation due or accrued to the optionee for services rendered or to be rendered to Glu or a parent or subsidiary of Glu;

●	a broker-assisted cashless exercise;

●	by any combination of the above methods; or

●	any other method of payment permitted by applicable law.

Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. Options may vest based on time or achievement of performance conditions, as is the case with PSOs. In general, our time-based vesting employee stock options vest over a four-year period, with 25% of the underlying shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments thereafter for the following three years. However, stock options granted to our employees located in India generally vest over a four-year period, with 25% of the underlying shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal annual installments thereafter for the following three years.

The Restated Plan allows us to grant stock options with a term of up to ten years. Subject to the term of the stock option, a stock option generally will remain exercisable for three months following the optionee’s termination of service, except that if service terminates as a result of an optionee’s death or disability, the stock option generally will remain exercisable for 12 months, and, if an employee optionee’s service is terminated for cause, the stock option will expire on the date of termination. The Committee, in its discretion, may provide different post-termination exercise periods, but in any event the stock option must be exercised no later than the original expiration of its term.

Unless otherwise determined by our Compensation Committee, stock options are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution.

Terms of Stock Appreciation Rights, or “SARs”

SARs provide for a payment, or payments, in cash or shares of our common stock, to the participant based upon the increase in the fair market value of our common stock on the date of exercise from the stated exercise price. SARs may vest based on time or achievement of performance conditions. Each SAR awarded under the Restated Plan must be evidenced by a written agreement between us and the participant specifying the terms and conditions of the SAR, consistent with the requirements of the Restated Plan.

Our Compensation Committee will determine the terms of each SAR, including the number of shares subject to the SAR, the exercise price and the time or times during which the SAR may be settled, the consideration to be distributed on settlement of the SAR and the effect of the participant’s termination on his or her SAR. The exercise price of SAR may be less than the fair market value of the underlying shares of common stock.

A SAR may be awarded upon satisfaction of performance factors that are set out in advance in the participant’s individual award agreement. If the participant earns the SAR upon the satisfaction of performance factors, then the Compensation Committee will determine the performance factors to be used, as well as the nature, length and starting date of the performance period.

The Restated Plan will still allow us to grant SARs with a term of up to ten years. Except as may be set forth in the participant’s individual award agreement, vesting ceases upon the participant’s termination of service unless determined otherwise by the Compensation Committee.

Terms of Restricted Stock Unit Awards, or “RSUs”

RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of the participant’s services to us or the failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock, which may be subject to additional restrictions, cash or a combination of our common stock and cash.

Our Compensation Committee will determine the terms of each RSU, including the number of shares subject to the RSU award, the time or times during which the RSU may be settled, the consideration to be distributed on settlement of the RSU and the effect of the participant’s termination on his or her RSU.

An RSU may be granted upon satisfaction of performance factors that are set out in advance in the participant’s individual award agreement, as is the case with PSUs. If the RSU is being earned upon the satisfaction of performance factors, then the Compensation Committee will determine the performance factors to be used, the nature, length and starting date of the performance period and the number of shares that will be subject to the RSU.

Except as may be set forth in the participant’s individual award agreement, vesting ceases upon the participant’s termination of service unless determined otherwise by the Compensation Committee.

Terms of Stock Bonus Awards

Stock bonuses are awards of shares of our common stock, which may be restricted stock or RSUs that are granted as additional compensation for service and/or performance. Payment from the participant is not required for stock bonuses, and stock bonuses are generally not subject to vesting.

Our Compensation Committee will determine the number of shares to be awarded to a participant under a stock bonus award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with Glu or upon satisfaction of performance goals as specified in the participant’s individual award agreement. Prior to the grant of any stock bonus award, our Compensation Committee will determine the performance factors to be used, the nature, length and starting date of the performance period and the number of shares that will be awarded to the participant.

Except as may be set forth in the participant’s individual award agreement, vesting ceases upon the participant’s termination of service unless determined otherwise by the Compensation Committee.

Terms of Performance Shares

Performance shares are awards denominated in shares of our common stock that may be settled in cash or by issuance of those shares only if performance goals established by our Compensation Committee have been achieved. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of grant. After the applicable performance period has ended or the applicable metric satisfied, the holder of performance shares will generally be entitled to receive a payout of the number of performance shares earned by the participant, to be determined as a function of the extent to which the corresponding performance factors or other vesting provisions have been achieved.

Before granting any performance share award, our Compensation Committee will determine the terms of each performance share award, including the number of shares subject to the award, the performance factors and performance period that will determine the time and extent to which each award of performance shares will be settled, the consideration to be distributed on settlement of the award and the effect of the participant’s termination on his or her performance share award. Before settlement, the Compensation Committee determines the extent to which the performance shares have been earned.

Terms of Performance Options

Performance stock options are stock options that vest and or become exercisable upon achievement of performance goals established by our Compensation Committee. The exercise price of each performance stock option may not be less than the fair market value of a share of our common stock on the date of its grant. After the applicable performance period has ended or the applicable metric satisfied, the holder of a performance stock option may vest in that option or that option may then convert to a time-based vesting stock option.

Before granting any performance stock options, our Compensation Committee will determine the terms of each performance stock option award, including the number of shares subject to the option, the exercise price, the performance factors and performance period that will determine the time and extent to which the performance stock option is earned. The Compensation Committee determines the extent to which the performance stock options have been earned.

Awards to Non-Employee Directors

Non-employee members of our Board of Directors are eligible to receive any type of award offered under the Restated Plan except incentive stock options, which can only be granted to employees. Non-employee directors may not be granted any award or awards denominated in shares that exceed in the aggregate $600,000 in value (based on the financial accounting value of such awards) in any fiscal year, plus an additional $600,000 in value for one-time awards to a newly appointed or elected non-employee director. If stock options or SARs are granted to our non-employee directors, their exercise price may not be less than the fair market value of our common stock when the option or SAR is granted. In the event of a corporate transaction, all awards held by our non-employee directors will accelerate fully and become vested and exercisable or settled, as the case may be. Our Non-Employee Director Compensation Program provides for equity awards to our non-employee directors both on joining our board and on an annual basis. Since the 2007 Plan was adopted, all of our equity awards to our non-employee directors have been stock options or RSUs that were awarded under the 2007 Plan, except for one award of 3,666 shares of restricted stock to Ms. Mather made in 2007. Under our Non-Employee Director Compensation Program as currently in effect, equity awards are granted to our continuing directors on the date of the annual stockholders meeting and vest upon the one year anniversary of the grant or at the next annual stockholder’s meeting. Equity awards granted to new directors vest with respect to 33⅓% of the underlying shares after one year. Thereafter, stock options vest in equal monthly installments over the next 24 months and RSUs vest in equal quarterly installments over the next two years following the first vesting date on the same day of each third month. Please see “Director Compensation” above for more information.

Changes to Capital Structure

If there is any change to the outstanding shares of our common stock without our receipt of consideration (whether through stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure), appropriate adjustments will be made to: (a) the maximum number of securities issuable under the Restated Plan, (b) the exercise prices of and number of shares subject to outstanding options and stock appreciation rights, (c) the number of shares subject to RSUs and other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options, (e) the maximum number of shares that may be awarded to an individual or new employee in a calendar year and (f) the number of shares that are granted as awards to our non-employee directors.

Corporate Transactions; Changes in Control

In the event of certain significant corporate transactions, any or all outstanding awards under the Restated Plan may be assumed or replaced by the successor corporation. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to award holders as was provided to stockholders after taking into account the existing provisions of the awards. The successor corporation may also issue, in place of outstanding Glu shares held by the award holder, substantially similar shares or other property subject to repurchase restrictions no less favorable to the holder. In the event such successor corporation refuses to assume, convert, replace or substitute awards, then such awards will expire on such transaction at such time and on such conditions as the Board will determine. However, our Board or Compensation Committee may accelerate the vesting of such awards in connection with certain significant corporate transactions.

In the event of certain significant corporate transactions, the vesting of all awards granted to non-employee members of our Board of Directors will accelerate and such awards will become exercisable (as applicable) in full prior to the consummation of such corporate transaction at such times and on such conditions as the Compensation Committee determines.

A significant corporate transaction means the occurrence of any of the following events: (a) any person becomes the beneficial owner of Glu securities representing 50% or more of the total voting power represented by our then-outstanding voting securities; (b) our consummation of the sale or disposition of all or substantially all of our assets; (c) the consummation of a merger or consolidation of Glu with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent 50% of the total voting power represented by the voting securities of Glu or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Restrictions on Repricing

Unless our stockholders first approve such action, the Restated Plan provides that we may not (1) reprice (i.e., reduce the exercise price of) stock options or stock appreciation rights, (2) implement an option exchange or award transfer program, or (3) reduce the exercise price of stock options or stock appreciation rights without the consent of the holder of such options or rights.

Provisions for Foreign Participants

Our Compensation Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Restated Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Duration, Termination and Amendment

Our Compensation Committee may terminate or amend the Restated Plan at any time; provided, however, that the committee will not, without the approval of our stockholders, amend the Restated Plan in any manner that requires stockholder approval. Unless sooner terminated, the Restated Plan will expire on June 4, 2025.

Federal Income Tax Information

The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the Restated Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Incentive Stock Options

A participant recognizes no taxable ordinary income as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of such disqualifying disposition, the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options

Stock options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable ordinary income as the result of the grant of such a stock option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the stock option exercise price and the fair market value of the shares on the date of purchase. Generally, we will be entitled to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights

A participant recognizes no taxable ordinary income upon the receipt of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Units

A participant recognizes no taxable income upon receipt of an RSU. In general, the participant will recognize ordinary income in the year in which the shares subject to that award vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Bonuses

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and the participant’s purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (a) the date on which the shares become transferable or (b) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as a capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Generally, we will be entitled to a corresponding income tax deduction in the year in which ordinary income is recognized by the participant.

Performance Shares

A participant generally will recognize no income upon the grant of a performance share award. Upon the settlement of a performance share award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received, if any, and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above in “Stock Bonuses.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date,” will be taxed as a capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date.

Awards Granted in 2018 under the 2007 Plan

We cannot currently determine the benefits or number of shares subject to awards that may be granted in 2019 to participants under the 2007 Plan; therefore, the following table sets forth information with respect to equity awards made in fiscal year 2018 under the 2007 Plan to each of the Named Executive Officers, our non-employee directors and our employees generally.

	Stock Unit Awards		Stock Options
	Number of Shares		Number of Shares		Weighted Avg.
	Time-Based	Performance-		Performance-	Exercise Price
Name	(RSUs)	Based (PSUs)	Time-Based	Based (PSOs)	($)
Niccolo M. de Masi
Executive Chairman	—	—	—	—	—
Nick Earl
President and Chief Executive Officer	—	466,861	925,277	1,577,279	5.27
Eric R. Ludwig
EVP, Chief Operating Officer and Chief Financial Officer	—	—	191,000	668,962	6.42
Chris Akhavan
Chief Revenue Officer	—	—	70,000	411,826	6.42
Scott J. Leichtner
VP, General Counsel and Secretary	—	60,000	58,000	—	6.42
Non-Employee Directors (8 persons)	125,000	—	310,000	—	5.67
Non-Executive Officer Employee	125,333	2,382,210	4,547,395	78,757	4.66
Group

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Table

The following table sets forth certain information, as of December 31, 2018, concerning securities authorized for issuance under all of our equity compensation plans: our 2001 Plan, which terminated when we adopted the 2007 Plan, 2007 Employee Stock Purchase Plan (the “ESPP”) and 2008 Inducement Plan, which terminated on March 13, 2018 and was replaced by the 2018 Inducement Plan, effective April 2, 2018. The ESPP contained an “evergreen” provision, pursuant to which on January 1st of each year we automatically added 1% of our shares of common stock outstanding on the preceding December 31st to the shares reserved for issuance under the ESPP; this evergreen provision expired after the increase on January 1, 2015. In addition, pursuant to a “pour over” provision in our 2007 Plan, options that were cancelled, expired or terminated under the 2001 Plan were added to the number of shares reserved for issuance under our 2007 Plan.

	Number of	Weighted-Average	Number of Securities Remaining
	Securities to be Issued Upon	Exercise Price of	Available for Future Issuance Under
	Exercise of Outstanding Options,	Outstanding Options,	Equity Compensation Plans (Excluding
	Warrants and Rights	Warrants and Rights(1)	Securities Reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	27,321,781	$3.90	8,281,340	(2)
Equity compensation plans not approved by security holders	4,470,992 (3)	2.49	373,600	(4)
Total	31,792,773		$8,654,940
____________________

(1)	The weighted average exercise price does not take into account the shares subject to outstanding RSUs and PSUs, which have no exercise price.

(2)	Represents 4,766,182 shares available for issuance under our the 2007 Plan, which plan permits the grant of incentive and non-qualified stock options (including PSOs), stock appreciation rights, restricted stock, stock awards and RSUs; and 3,515,158 shares available for issuance under the ESPP.

(3)	Represents outstanding options under the 2008 Inducement Plan.

(4)	Represents shares available for issuance under the 2018 Inducement Plan, under which we may only grant non-qualified stock options and RSUs.

Equity Compensation Plans Not Approved by Securityholders

In March 2008, in connection with our acquisition of Superscape Group plc, our Board of Directors adopted the 2008 Inducement Plan to augment the shares available under our then existing 2007 Plan. We have not sought stockholder approval for the 2008 Inducement Plan. As such, awards under the 2008 Inducement Plan were granted in accordance with Nasdaq Listing Rule 5635(c)(4) and only to persons not previously an employee or director, or following a bona fide period of non-employment, as an inducement material to such individuals entering into employment with us. The 2008 Inducement Plan, which had a ten-year term and expired on March 13, 2018, did not require the approval of our stockholders. We initially reserved 600,000 shares of our common stock for issuance under the 2008 Inducement Plan. On December 28, 2009, the Compensation Committee of our Board of Directors increased the number of shares reserved for issuance under the 2008 Inducement Plan by 819,245 shares. We used all of the 1,250,000 shares then available for a stock option grant to Niccolo de Masi in connection with his appointment as our new President and Chief Executive Officer.

Furthermore, in connection with the acquisitions of Griptonite, Inc. and Blammo Games Inc., the Compensation Committee increased the number of shares reserved for issuance under our 2008 Inducement Plan by 1,050,000 shares to grant stock options to certain of the new non-executive officer employees of Griptonite and Blammo. In November 2012, the Compensation Committee further increased the number of shares available for issuance by an additional 300,000 shares, all of which we used to award a stock option grant to our newly hired President of Studios. In May 2013, the Compensation Committee amended the 2008 Inducement Plan to increase the number of shares available for grant by 200,000 shares in order to issue shares to new hires, including Chris Akhavan, our current Chief Revenue Officer who was at that time hired as our President of Publishing. In December 2015, the Compensation Committee approved an increase in the number of authorized shares of common stock available for grant by 1,000,000 shares in connection with grants made to Nick Earl upon his hiring as President of Global Studios.

Finally, in November 2016, the Compensation Committee approved an increase in the number of authorized shares of common stock available for grant by 6,000,000 to grant stock options and RSUs to employees of Crowdstar in connection with our acquisition of Crowdstar. Accordingly, as of December 31, 2018, we had reserved a total of 9,969,245 shares of our common stock for grant and issuance under the 2008 Inducement Plan since its inception, of which, 4,470,992 shares were subject to outstanding stock options and RSUs and no shares remained available for issuance. The remaining 5,498,253 shares represent shares that were subject to previously granted stock options under the 2008 Inducement Plan that have been exercised by the option holders. On March 13, 2018, the 2008 Inducement Plan expired and was replaced by the 2018 Inducement Plan effective April 2, 2018. As of December 31, 2018, we had reserved a total of 400,000 shares under the 2018 Inducement Plan, of which 26,400 shares were subject to outstanding stock options and 373,600 shares remained available for issuance.

The 2018 Inducement Plan, which replaced the 2008 Inducement Plan, permits us to grant non-qualified stock options and RSUs. We may grant non-qualified stock options under the 2018 Inducement Plan at prices less than 100% of the fair value of the shares on the date of grant, at the discretion of our Board of Directors. The fair value of our common stock is determined by the last sale price of our stock on The Nasdaq Global Market on the date of determination. If any option granted under the 2018 Inducement Plan expires or terminates for any reason without being exercised in full, the unexercised shares will be available for grant under the 2018 Inducement Plan. All outstanding awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 2008 and 2018 Inducement Plans. If we were acquired and the acquiring corporation did not assume or replace the awards granted under the 2008 or 2018 Inducement Plans, or if we were to liquidate or dissolve, all outstanding awards will expire on such terms as our Board of Directors determines.

The Board recommends that stockholders vote “FOR” the proposal to amend and restate our 2007 Equity
Incentive Plan.

PROPOSAL NO. 3 –
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are including in this proxy statement the opportunity for our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote. At our 2017 Annual Meeting of Stockholders, our stockholders approved advisory voting on our executive compensation on an annual basis. Accordingly, we are requesting that stockholders vote, in an advisory capacity, on our Named Executive Officer compensation as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement at the Annual Meeting.

We strongly encourage stockholders to review the information contained in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, which discuss how our executive compensation policies and procedures implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our Named Executive Officers.

The Board recommends that stockholders vote “FOR” the
following advisory resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections and the accompanying tabular and narrative disclosures in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL NO. 4 –
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
PRICEWATERHOUSECOOPERS LLP, FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2019

Our Audit Committee has selected, and is submitting for ratification by the stockholders its selection of, PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the year ending December 31, 2019. Although stockholder approval of this proposal is not required by law, the Audit Committee has determined that it is desirable to request that stockholders ratify this selection. Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if the Audit Committee feels that such a change would be in the best interests of us and our stockholders. If our stockholders do not approve this Proposal No. 4, the Audit Committee will reconsider the selection of PwC as our independent registered public accounting firm for 2018.

The following table sets forth the aggregate fees and related expenses for which we were billed by PwC for professional services provided by them during 2018 and 2017. The Audit Committee considered the provision of the services corresponding to these fees, and the Audit Committee believes that the provision of these services is compatible with PwC maintaining its independence. The Audit Committee’s pre-approval policies and procedures require prior approval by the Audit Committee of each engagement of PwC to perform services. All of the professional services listed below were approved in accordance with these policies.

	2018	2017
Audit fees	$1,562,976	$2,108,033
Audit-related fees	—	—
Tax fees	74,700	102,310
All other	2,700	2,700
Total	$1,640,376	$2,213,043

Audit Fees

These fees consist of amounts for professional services rendered in connection with the audit of our financial statements, reviews of the interim financial statements included in our quarterly reports on Form 10-Q, for attestation services related to compliance with the Sarbanes-Oxley Act of 2002, and statutory and regulatory filings or engagements. In 2017, these fees also included costs for audit work related to restructuring and divestiture of our Moscow-based game development studio.

Audit-Related Fees

These fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”

Tax Fees

These fees consist of professional services rendered for tax advice, planning and compliance (domestic and international). These services include the preparation and review of income tax returns and international returns and assistance regarding transfer pricing; federal, state and international tax compliance; acquisitions; and general international tax planning.

All Other Fees

In both years, these fees consist of amounts paid for an annual subscription to PwC’s online accounting and auditing research tool.

For more information about PwC, please see the “Audit Committee Report” contained in this proxy statement.

Representatives of PwC are expected to attend the Annual Meeting. These representatives will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

The Board recommends that stockholders vote “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of Dr. Ball and Messrs. Nada and Smith, each of whom is an independent director, as independence for audit committee members is defined in The Nasdaq Stock Market’s listing standards.

The members of the Audit Committee assist the Board in fulfilling its responsibilities relating to the oversight of the accounting, financial reporting, internal controls, financial practices and audit activities of Glu and our subsidiaries.

In fulfilling its oversight role, the Audit Committee has reviewed and discussed our audited financial statements with management and our independent registered public accounting firm. The Audit Committee met eight times during 2018, including meetings with our independent registered public accounting firm, PricewaterhouseCoopers LLP, to review our quarterly and annual results. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and conform to generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. PricewaterhouseCoopers LLP is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

The Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended (Communication with Audit Committees). The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019.

Submitted by the Audit Committee of the Board,

Eric R. Ball (Chair)
Hany M. Nada
Benjamin T. Smith, IV

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the Board knows of no other business that will be conducted at the 2019 Annual Meeting of Stockholders, other than as described in this proxy statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy on such matters in accordance with their best judgment.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference into this proxy statement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this proxy statement is considered to be part of this proxy statement from the date we file that document. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference in this proxy statement.

APPENDIX A

GLU MOBILE INC.

Amended & Restated 2007 Equity Incentive Plan

(As Amended through June __, 2019 ~~7, 2018~~)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.5 and 22 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is Fifty-One ~~- Forty Six~~ Million Five~~Nine~~ Hundred Seventy-Three Thousand One Hundred Ninety-One (51~~46~~,~~9~~573,191) Shares plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2001 Stock Option Plan (the “Prior Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options granted under the Prior Plan that cease to be subject to such stock options after the Effective Date and (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited or shares issued under the Prior Plan that are repurchased by the Company at the original issue price.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (iii) are surrendered pursuant to an Exchange Program; (iv) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (v) are used to satisfy applicable tax withholding obligations with respect to all types of Awards, except for Options and SARs. Any Award other than an Option or a SAR shall reduce the number of Shares available for issuance by 1.32 Shares. With respect to SARs, the gross number of Shares subject to a SAR will cease to be available under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Option or SAR will not become available for future grant or sale under the Plan. Shares used to satisfy up to the minimum statutory tax withholding obligations related to any Award other than an Option or SAR will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. To the extent that any Award other than an Option or a SAR is forfeited, repurchased or terminates without Shares being issued pursuant to this Section 2.2, Shares may again be available for issuance under this Plan at the rate of 1.32 Shares for every such Share returned to the Plan.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.4 Limitations. No more than Sixteen Million Six Hundred Sixty-Six Thousand Sixty-Six (16,666,666) Shares shall be issued pursuant to the exercise of ISOs.

2.5 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4~~,~~ and (e) ~~the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f)~~ the number of Shares that are granted as Awards to Outside Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

2.6. Limitation on Outside Director Awards. No Outside Director may be granted any Awards or Awards denominated in shares that exceed in the aggregate six hundred thousand dollars ($600,000) in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year, plus an additional aggregate six hundred thousand dollars ($600,000) in value for one-time awards to a newly appointed or elected Outside Director. The foregoing limit shall not apply to any Award made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers.

2.7. Vesting/Acceleration Restriction. No portion of any Award shall vest prior to the first anniversary of the date of grant of the Award; provided, that vesting may accelerate in connection with death, Disability, or a Corporate Transaction. For purposes of Awards to Outside Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders provided that such annual meetings are at least 50 weeks apart. Notwithstanding the foregoing, up to 5% of the Shares authorized for grant pursuant to Section 2.1 may be granted with a minimum vesting schedule of less than one year.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Outside Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Outside Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4. ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Outside Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and

(o) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3 [intentionally left blank]

4.4 Awards subject to Company Clawback or Recoupment Policy. All Awards granted after the adoption of the Company's Compensation Recovery Policy (the "Policy") and subject to applicable law, shall be subject to clawback or recoupment pursuant to the Policy or any other compensation clawback or recoupment policy that may be adopted by the Board (or its Compensation Committee) from time to time thereafter or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

5. OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of any Option (both ISOs and NQOs) will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11. Notwithstanding the foregoing, NQSOs may be granted with an exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant solely pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

5.5 Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s death, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. A Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement.

6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS.

7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment.

7.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS.

8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. RESTRICTED STOCK UNITS.

9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such Performance Factors (if any) during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.

9.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10. PERFORMANCE SHARES.

10.1 Awards of Performance Shares. A Performance Share Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to an Award Agreement.

10.2 Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each award of Performance Shares. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.

10.3 Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

10.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES.

Payment from Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted and/or same day sale (or other) cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO OUTSIDE DIRECTORS.

12.1 Types of Awards. Outside Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2 Eligibility. Awards pursuant to this Section 12 shall be granted only to Outside Directors. An Outside Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3 Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Outside Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13. WITHHOLDING TAXES.

13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.

13.2 Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to up to the maximum statutory amount permitted to be withheld, including withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to up to the maximum statutory amount permitted to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate. Notwithstanding the foregoing, in no event shall the Committee institute an Award Transfer Program without first receiving the consent of the Company’s stockholders. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. The Committee may not provide for the current payment of dividends with respect to any shares of Common Stock subject to an outstanding award granted under the Plan (or portion thereof) that has not vested. For any such award, the Committee may provide only for the accrual of dividends that will not be payable to the Participant unless and until, and only to the extent that, such award vests. No dividends shall be paid on Options or Stock Appreciation Rights.

15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Provided that stockholder approval is first obtained, the Committee (a) may reprice (i.e., reduce the Exercise Price) of) Options or SARs; (b) may, at any time or from time to time, implement an Exchange Program; or (c) may reduce the Exercise Price of outstanding Options or SARs without the consent of affected Participants by a written notice to them.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with such a Corporate Transaction in which the successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

Notwithstanding anything to the contrary in this Section 21.1, the Committee, in its sole discretion, may grant Awards that provide for acceleration upon a Corporate Transaction or in other events in the specific Award Agreements.

21.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).

21.3 Outside Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Outside Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate on June 4, 2025. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means any program instituted by the Committee that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Committee. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Committee.

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, or (c) a failure to materially perform the customary duties of Employee’s employment.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” means Glu Mobile Inc., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time, whether temporary or permanent, partial or total, as determined by the Committee.

“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement is declared effective by the SEC.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option or SAR may purchase the Shares issuable upon exercise of an Option or SAR.

“Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) Participants would have the opportunity to participate in an Award Transfer Program.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(c) if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(d) in the case of an Option or SAR made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(e) if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means an Employee, Consultant or Director (including Outside Directors) who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

●	Net revenue and/or net revenue growth;
●	Earnings per share and/or earnings per share growth;
●	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
●	Operating income and/or operating income growth;
●	Net income and/or net income growth;
●	Total stockholder return and/or total stockholder return growth;
●	Return on equity;
●	Operating cash flow return on income;
●	Adjusted operating cash flow return on income;
●	Economic value added;
●	Individual business objectives; and
●	Company specific operational metrics.

“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means an Award granted pursuant to Section 10 of the Plan.

“Plan” means this Glu Mobile Inc. 2007 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock, as adjusted pursuant to Sections 2 and 21, and any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence or upon a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

GLU MOBILE INC.
875 HOWARD STREET, SUITE 100
SAN FRANCISCO, CA 94103

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote FOR the following:

	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors

	Nominees

01	Niccolo M. de Masi	02	Greg Brandeau	03	Gabrielle Toledano

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2.	Approval of an amendment and restatement of Glu's 2007 Equity Incentive Plan.	☐	☐	☐

3.	An advisory vote to approve the compensation paid to Glu's named executive officers.	☐	☐	☐

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as Glu's independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

NOTE: To act upon such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K, Form 10-K are available at www.proxyvote.com.

GLU MOBILE INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (a) revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on June 6, 2019 and the proxy statement and annual report and (b) appoints each of Nick Earl and Eric R. Ludwig or either of them the proxy of the undersigned, with full power of substitution, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Glu Mobile Inc. held of record by the undersigned on April 10, 2019, at the Annual Meeting of Stockholders to be held at 875 Howard Street, Suite 100, San Francisco, California 94103, on June 6, 2019, at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR each director nominee listed on the proxy card, FOR the approval of the amendment and restatement of our 2007 Equity Incentive Plan, FOR the compensation of our named executive officers, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Glu's independent registered public accounting firm for the fiscal year ending December 31, 2019. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side